As filed with the Securities and Exchange Commission on April 16, 2008
Registration No. 333-145492

United States
Securities and Exchange Commission
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
NUMBER 1

FORM S-1
Registration Statement Under The
Securities Act of 1933

BLUEGATE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

8090
(Primary Standard Industrial Classification Code Number)

76-0640970
  (IRS Employer Identification No.)

BLUEGATE CORPORATION
701 North Post Oak Road, Suite 600
Houston, Texas 77024
voice: (713) 686-1100                                                      fax: (713) 682-7402
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen J. Sperco, CEO
701 North Post Oak Road, Suite 600
Houston, Texas 77024
voice: (713) 686-1100                                                      fax: (713) 682-7402
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Joel Seidner, Esq.
880 Tully Road #50
Houston, Texas 77079
voice:  (281) 493-1311                                                                fax. (281) 667-3292

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Small reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.001	12,082,285	$ 0.40	$ 4,832,914.00	$ 149.00

Common Stock par value $0.001 underlying options and warrants	29,152,446	$ 0.40	$ 11,660,978.40	$ 359.00

TOTAL REGISTRATION FEE				$ 508.00	(2)(3)

(1)
The Proposed Maximum Offering Price Per Share was computed pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”) solely for the purpose of calculating the registration fee. This fee computation is based on the average of the bid and asked price of the common stock on the OTCBB under the stock symbol “BGAT” on August 13, 2007.

(2)	Previously paid.

(3)
Pursuant to Rule 429, the Prospectus herein also relates to our prior effective registration statement on SEC file number 333-125465 that was previously filed and the filing fee paid for on June 3, 2005

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

FORM S-1

PART I

INFORMATION REQUIRED IN A PROSPECTUS

WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE SECURITIES WITH THE SECURITIES AND EXCHANGE COMMISSION. WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT
COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE
NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion April 16, 2008

PROSPECTUS

BLUEGATE CORPORATION
701 North Post Oak Road, Suite 600
Houston, Texas 77024
voice: (713) 686-1100 fax: (713) 682-7402
39,446,777 Shares of Common Stock

This prospectus relates to the sale of up to 39,446,777 shares of our common stock by Selling Stockholders. We will not receive proceeds from the sale of our shares by the Selling Stockholders. However, we may receive proceeds from the exercise of the options and warrants overlying the common stock. If all the options and warrants are exercised, we could receive $10,000,000.

Our common stock is traded on the OTCBB under the trading symbol “BGAT."

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ______________,2008.

AVAILABLE INFORMATION

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We file periodic reports, proxy materials and other information with the Securities and Exchange Commission (the "Commission"). In addition, we will furnish stockholders with annual reports containing audited financial statements certified by our independent accountants and interim reports containing unaudited financial information as it may be necessary or desirable. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to: Stephen J. Sperco, CEO, 701 North Post Oak Road, Suite 600, Houston, Texas 77024, voice: (713) 686-1100 fax: (713) 682-7402. Our Web site is www.bluegate.com.

We have filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, that may be inspected without charge at the public reference room maintained by the Commission at 100 F Street N.E., Washington, D.C. 20549, tel. 1-800-SEC-0330, or through SEC's e-mail address: publicinfo@sec.gov. Copies of such material may also be obtained from the Public Reference Section of the Commission at 100 F Street N.E., Washington, D.C. 20549, at prescribed rates.

The Web site of the Commission is www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Visitors to the Commission's Web site may access such information by searching the EDGAR database.

SUMMARY INFORMATION

Bluegate provides the nation's only Medical Grade Network® that facilitates physician and clinical integration for hospitals and physicians by communicating in a secure private environment. As a leader in the healthcare industry of IT telecom solutions and remote management services, Bluegate provides hospitals and physicians with a single source solution for clinical integration and IT telecom needs. Additionally, Bluegate provides IT telecom consulting through its professional services division.

In 2004, we filed an amendment to our Articles of Incorporation to change our name to Bluegate Corporation. Our former name was Crescent Communication, Inc. In this prospectus, we refer to ourselves as "Bluegate," "We," Us," "Our" and the "Company." References to us also include our subsidiary, Trilliant Technology Group, Inc. (“TTG”).  References to our common stock herein give effect to our 20:1 reverse stock split in 2004. In 2004, we took corporate action to increase the number of our authorized shares of common stock to 50,000,000 shares of common stock. Our executive offices are located at: Bluegate Corporation, 701 North Post Oak Road, Suite 600, Houston, Texas 77024, voice: (713) 686-1100 fax: (713) 682-7402

Our growth is dependent on our attaining profit from our operations and our raising capital through the sale of stock or debt. There is no assurance that we will be able to raise any equity financing or sell any of our services at a profit. Our functional currency is the U.S. dollar. Our independent auditors included an explanatory paragraph in their report, dated March 5, 2008, indicating substantial doubt exists relating to our ability to continue as a going concern.

Our stock is traded on the OTCBB. Our trading symbol is "BGAT."

RISK FACTORS

You should carefully consider the following risk factors before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations would likely suffer. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. This section discusses the business risk factors that might cause those differences.

RISKS RELATED TO OUR FINANCIAL OPERATIONS:

OUR PAST LOSSES RAISE DOUBTS ABOUT OUR ABILITY TO OPERATE PROFITABLY OR CONTINUE AS A GOING CONCERN

We have experienced substantial operating losses and we expect to incur significant operating losses until sales increase. We will also need to raise sufficient funds to finance our activities. We may be unable to achieve or sustain profitability. Our independent auditors included an explanatory paragraph in their report, dated March 5, 2008, indicating substantial doubt about our ability to continue as a going concern. These factors raise substantial doubt as to our ability to continue as a going concern.

OUR EXPECTED FUTURE LOSSES RAISE DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN UNLESS WE CAN RAISE CAPITAL

Future events may lead to increased costs that could make it difficult for us to succeed. To raise additional capital, we may sell additional equity securities, or accept debt financing or obtain financing through a bank or other entity. There is no limit as to the amount of debt we may incur. Additional financing may not be available to us or may not be available on terms acceptable to us. If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock.

WE MAY NOT BE ABLE TO RAISE THE REQUIRED CAPITAL TO CONDUCT OUR OPERATIONS

We may require additional capital resources in order to conduct our operations. If we cannot obtain additional funding, we may make reductions in the scope and size of our operations. In order to grow and expand our business, and to introduce our services to the marketplace, we will need to raise additional funds.

RISKS RELATED TO OUR BUSINESS OPERATIONS:

COMPETITION

We are not aware of any completely direct competitors at this time. However, competition may include vendors of HIPAA software and Internet Protocol ("IP") networks whose security may or may not comply with the terms of the HIPAA confidentiality compliance requirements.

The IT services market is extremely competitive, highly fragmented and has grown dramatically in recent years. The market is characterized by the absence of significant barriers to entry and rapidly changing applications and technology.  Other competitors may be:
- Access and content providers, such as AOL, Microsoft, EarthLink and Time Warner;
- Professional Service organizations, such as IBM, CSC, Perot Systems, and EDS;
- Regional, national and international telecommunications companies, such as AT&T, Verizon, Qwest, and Sprint;
- On-line services offered by incumbent cable providers such as Comcast and Cox;
- DSL providers such as the RBOC’s and CLEC’s.

Most of our competitors have greater financial and other resources than we have, and there is no assurance that we will be able to successfully compete.

IF WE DO NOT KEEP PACE WITH OUR COMPETITORS AND WITH TECHNOLOGICAL AND MARKET CHANGES, OUR SERVICES MAY BECOME OBSOLETE AND OUR BUSINESS MAY SUFFER

The market for our services is competitive and could be subject to rapid technological changes. We believe that there are potentially many competitive approaches being pursued, including some by private companies from which information is difficult to obtain. Many of our competitors have significantly greater resources and more services that directly compete with our services. Our competitors may have developed, or could in the future develop, new technologies that compete with our services even render our services obsolete.

WE COULD HAVE SYSTEMS FAILURES THAT COULD ADVERSELY AFFECT OUR BUSINESS

Our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems and infrastructure. Although we have taken precautions against system failure, interruptions could result from natural disasters as well as power losses, Internet failures, telecommunication failures and similar events. Our systems are also subject to human error, security breaches, computer viruses, break-ins, "denial of service" attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems. We also lease telecommunications lines from local and regional carriers, whose service may be interrupted. Any damage or failure that interrupts or delays network operations could materially and adversely affect our business.

OUR BUSINESS COULD BE ADVERSELY AFFECTED IF WE FAIL TO ADEQUATELY ADDRESS SECURITY ISSUES

We have taken measures to protect the integrity of our technology infrastructure and the privacy of confidential information. Nonetheless, our technology infrastructure is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person or entity circumvents its security measures, they could jeopardize the security of confidential information stored on our systems, misappropriate proprietary information or cause interruptions in our operations. We may be required to make substantial additional investments and efforts to protect against or remedy security breaches. Security breaches that result in access to confidential information could damage our reputation and expose us to a risk of loss or liability.

RISKS RELATED TO OUR SECURITIES:

THE SHARES AVAILABLE FOR SALE BY THE SELLING STOCKHOLDERS COULD SIGNIFICANTLY REDUCE THE MARKET PRICE OF OUR
COMMON STOCK

A total of 39,446,777 shares of our common stock are being registered for resale under this prospectus. The market price of our common stock could drop if a substantial amount of these shares are sold in the public market. A drop in the market price will reduce the value of your investment.

LACK OF AUTHORIZED STOCK TO COVER ALL OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

As of March 31, 2008, the company has outstanding: (i) 24,783,565 shares of common stock; (ii) 18,204,590 warrants; (iii) 11,202,364 options; and, (iv) preferred stock that are convertible into 1,200,000 shares of common stock, resulting in on a fully diluted basis, 55,390,519 shares of common stock. However, the company currently has only 50,000,000 shares of common stock authorized by our Articles of Incorporation. If all of the holders of warrants, options, convertible debt and preferred stock requested to exercise or convert all of the warrants, options, convertible debt and preferred stock, we would be unable to accommodate 5,390,519 shares of common stock in those requests. The company could have liability in the future if an option holder, warrant holder, preferred stock holder or holder of convertible debt desires to exercise or convert but cannot because we do not have enough unissued common stock available for issuance. However, the following individuals or entities have waived their reservation of common stock underlying options and warrants until such time that the board of directors deems the waiver is not necessary as follows: Stephen Sperco and related entity (3,000,000 shares); Manfred Sternberg and related entities (2,000,000 shares); and William Koehler (2,000,000 shares).

SELLING STOCKHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME WHICH COULD REDUCE THE MARKET PRICE OF OUR COMMON STOCK

After effectiveness of this prospectus, the Selling Stockholders may offer and sell their shares at a price and time determined by them. The timing of sales and the price at which the shares are sold by the Selling Stockholders could have an adverse effect upon the public market for our common stock.

SINCE WE HAVE NOT PAID ANY DIVIDENDS ON OUR COMMON STOCK AND DO NOT INTEND TO DO SO IN THE FUTURE, A PURCHASER OF OUR COMMON STOCK WILL ONLY REALIZE A GAIN ON HIS INVESTMENT IF THE MARKET PRICE OF OUR COMMON STOCK INCREASES

We have never paid, and do not intend, to pay any cash dividends on our common Stock for the foreseeable future. An investor in this offering, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

BECAUSE SHARES OF OUR COMMON STOCK MAY MOST LIKELY TRADE UNDER $5.00 PER SHARE, THE APPLICATION OF THE PENNY STOCK REGULATION COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND MAY AFFECT THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES

Our securities may be considered a penny stock. Penny stocks generally are defined as securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or quoted on the Nasdaq stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to penny stock rules that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. For any transaction involving a penny stock, unless exempt, the penny stock rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly statements must be sent by the broker-dealer disclosing recent price information on the limited market in penny stocks. The penny stock rules may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the public market.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of restricted common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have material adverse effect on the market price of our securities.

RISKS RELATED TO OUR CORPORATE GOVERNANCE:

OUR OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS

The Nevada Revised Statutes, our Articles of Incorporation and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

USE OF PROCEEDS

We will pay for the cost of registering the shares of common stock in this offering. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders. However, we may receive proceeds from the exercise of the options and warrants overlying the common stock. If all the options and warrants overlying the common stock in this offering, we will receive proceeds in the aggregate amount of $10,000,000. We will use such proceeds, if received, for general corporate purposes and working capital.

THE OFFERING

Outstanding Common Stock Before This Offering	24,783,565 shares of common stock are outstanding as of April 11, 2008, including 12,082,285 shares of common stock offered in this prospectus.

Common Stock Offered
A total of 39,446,777 shares of common stock, consisting of 12,082,285 shares of common stock already outstanding, and 27,364,492 shares of common stock underlying options and warrants. The options and warrants have not been exercised yet.

Outstanding Common Stock After This Offering
52,205,473 shares of common stock, if all of the 27,364,492 options and warrants are exercised. These options and warrants have exercise prices ranging from $0.0333334 per share to $5.00 per share, and expire at various times through the year 2012.

Offering Price Of the Common Stock	Determined at the time of sale by the selling stockholders.

Proceeds
We will not receive any proceeds from the sale of the common stock offered by the selling stockholders that may be sold pursuant to this prospectus. If all the options and warrants are exercised, we could receive approximately $10,000,000.

Risk Factors	The securities offered hereby involve a high degree of risk. See "Summary of Risk Factors" of this prospectus before making a decision to purchase our stock.

SELLING SECURITY HOLDERS

The following table sets forth the name of each Selling Stockholder, the number of shares of common stock offered by each Selling Stockholder, the number of shares of common stock to be owned by each Selling Stockholder if all shares were to be sold in this offering and the percentage of our common stock that will be owned by each Selling Stockholder if all shares are sold in this the offering.  The shares of common stock being offered hereby are being registered to permit public secondary trading and the Selling Stockholders may offer all, none or a portion of the shares for resale from time to time.

Name Of Selling Stockholder (1)	Shares Owned Before Offering	Shares Offered For Sale	Shares Owned After Offering If All Offered Shares Are Sold (2)	Percentage Owned After Offering If All Offered Shares Are Sold (2)

Manfred Sternberg (3)	5,048,279	5,048,279	0	0%
Manfred D. Sternberg & Associates PC (4)	308,594	308,594	0	0%
Five Star Mountain LP (4)	286,995	286,995	0	0%
Manfred Sternberg Jr. Cust For Maggie Sternberg (5)	110,000	110,000	0	0%
Manfred Sternberg Jr. Cust For Max Sternberg (5)	110,000	110,000	0	0%
William Koehler (6)	2,787,617	2,787,617	0	0%
Albert Koehler (7)	654,050	654,050	0	0%
Albert M. Koehler, Sr. (7)	88,143	88,143	0	0%
Robert Davis (8)	35,023	35,023	0	0%
Madred Partners Ltd (9)	874,205	874,205	0	0%
Altitude Partners (9)	1,000,000	1,000,000	0	0%
MPH Production Company Inc. (9)	40,000	40,000	0	0%
Catherine Margaret Davis (10)	110,000	110,000	0	0%
Virginia Harper Davis (10)	110,000	110,000	0	0%
Sarah Beth Davis (10)	110,000	110,000	0	0%
Stephen J. Sperco (11)	7,606,750	7,606,750	0	0%
SAI Corporation (12)	2,213,500	2,213,500	0	0%
A. T. Sperco (13)	25,000	25,000	0	0%
Charles E. Leibold (14)	600,000	600,000	0	0%
Larry Walker (15)	614,836	614,836	0	0%

Name Of Selling Stockholder (1)	Shares Owned Before Offering	Shares Offered For Sale	Shares Owned After Offering If All Offered Shares Are Sold (2)	Percentage Owned After Offering If All Offered Shares Are Sold (2)

David A. Draper (16)	237,503	237,503	0	0%
Richard Yee (17)	321,600	321,600	0	0%
Don Corley (18)	268,150	268,150	0	0%
Gilbert Gertner (19)	362,500	362,500	0	0%
The Chase Family Trust (20)	1,118,041	1,118,041	0	0%
Andrew Patrick Chase (21)	151,350	151,350	0	0%
Samuel M. Chase, III (21)	151,350	151,350	0	0%
Gregory J. Micek (22)	956,750	956,750	0	0%
John J. Micek, Jr. (23)	453,375	453,375	0	0%
Anna Louise Micek (23)	303,375	303,375	0	0%
Laura Micek & Shun Kwong (23)	100,000	100,000	0	0%
Reece & Jenny Micek (23)	50,000	50,000	0	0%
Jeff Olexa (24)	330,045	330,045	0	0%
Dale Geary (25)	25,000	25,000	0	0%
John Geary (26)	25,000	25,000	0	0%
Dorothy T. Nicholson d/b/a Nicholson Interests	625,281	625,281	0	0%
Icon Capital Partners, LP	608,100	608,100	0	0%
David Ray Bartula	506,750	506,750	0	0%
L. Cullen and Patricia A. Moore	506,750	506,750	0	0%
Jean & Amy Frizzell	506,750	506,750	0	0%
The Nutmeg Group LLC	456,075	456,075	0	0%
George Speaks	422,825	422,825	0	0%
The Styles Company	375,000	375,000	0	0%
Lee W. Slade	312,641	312,641	0	0%
Martin Ostroff	312,641	312,641	0	0%
John E. Kemper	304,050	304,050	0	0%
Olympia LLC	304,050	304,050	0	0%
Katmas Investments GP Inc. d/b/a Wallstreet Texas	304,050	304,050	0	0%
Alex Bitoun	276,154	276,154	0	0%
Lynne Randall	250,626	250,626	0	0%
Herbert Arnold Duke	247,463	247,463	0	0%
Joseph P. Gutkowski	240,000	240,000	0	0%
Dana Kirkpatrick	213,250	213,250	0	0%
David Schuller	202,700	202,700	0	0%
Lewis Opportunity Fund	200,000	200,000	0	0%
Platinum Partners	200,000	200,000	0	0%
Diablo Consultants	182,750	182,750	0	0%
Michael McDonald	178,750	178,750	0	0%
Eric Kelly	166,277	166,277	0	0%
Barry Goldstein	164,976	164,976	0	0%
Glenn Murer	164,976	164,976	0	0%
Chad Follmer	152,025	152,025	0	0%
David D. Wood	152,025	152,025	0	0%
Joe Koshy	152,025	152,025	0	0%
Teddy Aven	152,025	152,025	0	0%
Mark Krakowski	148,488	148,488	0	0%
Reginald Wells	135,656	135,656	0	0%
Bruno Loviat	118,063	118,063	0	0%
Teddy & Frances Aven	106,250	106,250	0	0%
Roberto Mora-Ramos	106,012	106,012	0	0%
John R. Werner	101,350	101,350	0	0%
Lisa Thompson	101,350	101,350	0	0%
Raymond A. Bartula	101,350	101,350	0	0%
George T. Sharp	100,000	100,000	0	0%
Joseph Noel	100,000	100,000	0	0%

Name Of Selling Stockholder (1)	Shares Owned Before Offering	Shares Offered For Sale	Shares Owned After Offering If All Offered Shares Are Sold (2)	Percentage Owned After Offering If All Offered Shares Are Sold (2)

Joe B. Wolfe (27)	97,768	97,768	0	0%
Bernie Milligan	90,835	90,835	0	0%
Christopher Hett	82,488	82,488	0	0%
F&J Partnership	82,488	82,488	0	0%
Frederick Wedell	82,488	82,488	0	0%
James R. Echols Sr	82,488	82,488	0	0%
John O'Shea (27)	82,488	82,488	0	0%
Operation Dogbone	82,488	82,488	0	0%
W. Cobb Hazelrig	82,488	82,488	0	0%
Wayne O'Neill	78,161	78,161	0	0%
Jimmy Riggle	66,300	66,300	0	0%
Richard Louise (27)	59,589	59,589	0	0%
Charles Christopher Caldwell	52,107	52,107	0	0%
Darren Bartula	50,675	50,675	0	0%
Elissa & Clay McCollor	50,000	50,000	0	0%
Thomas Buehler (27)	50,000	50,000	0	0%
Leah Fearmonti	50,000	50,000	0	0%
Lisa Anderson-Williams	50,000	50,000	0	0%
Richard Hasenmyer	49,007	49,007	0	0%
Jon Dangar (27)	44,587	44,587	0	0%
William Pritchard	41,244	41,244	0	0%
Randall W. Heinrich	34,000	34,000	0	0%
Marc Bitoun	33,488	33,488	0	0%
Andy Martin (27)	32,400	32,400	0	0%
Jeff Casinger	32,247	32,247	0	0%
Westminster Securities Corporation (27)	32,000	32,000	0	0%
Dr. Ed Zabrek	30,000	30,000	0	0%
Sherri Poole	25,000	25,000	0	0%
Scott Bowman (27)	22,293	22,293	0	0%
Albert F Vickers	18,708	18,708	0	0%
Adam Cabibi (27)	17,850	17,850	0	0%
Miranda Weaver	16,650	16,650	0	0%
Teton Investment Partners LLC (27)	14,000	14,000	0	0%
Paul J. Alar (27)	14,000	14,000	0	0%
Hilda Sepulveda	12,550	12,550	0	0%
Larry King	11,550	11,550	0	0%
Mike Bumgardner	10,991	10,991	0	0%
Brushard Higgins	10,350	10,350	0	0%
Dr. Paul Handel	10,000	10,000	0	0%
Dr. Thomas Garcia	10,000	10,000	0	0%
Dr. William Gilmer	10,000	10,000	0	0%
Dr. Kim Dunn	10,000	10,000	0	0%
Brian Smith	8,250	8,250	0	0%
Rodney Shelton	7,700	7,700	0	0%
Deborah Dixon	6,000	6,000	0	0%
Barbara Fullerton	5,700	5,700	0	0%
Joe Singleton	5,500	5,500	0	0%
Anita Marin	5,250	5,250	0	0%
Brandon Green	5,000	5,000	0	0%
Louis Vetrano	4,677	4,677	0	0%
Jason Lussier	4,500	4,500	0	0%
Donantonio Williams	4,250	4,250	0	0%
Nate Lewis	4,000	4,000	0	0%
Bryan Emerson (27)	3,600	3,600	0	0%
Angela Clare-Allen	3,250	3,250	0	0%
Shelly Rhoden	3,250	3,250	0	0%
MidSouth Capital Inc. (27)	3,150	3,150	0	0%

Name Of Selling Stockholder (1)	Shares Owned Before Offering	Shares Offered For Sale	Shares Owned After Offering If All Offered Shares Are Sold (2)	Percentage Owned After Offering If All Offered Shares Are Sold (2)

Robby Delmenhorst	3,000	3,000	0	0%
Nick Rinni	2,500	2,500	0	0%
Corey Olexa	1,950	1,950	0	0%
Kevin Gibbons	1,637	1,637	0	0%
James Story	1,138	1,138	0	0%
Al Miranda	87	87	0	0%
Ronald Stark	87	87	0	0%

	39,446,777	39,446,777

(1) To the best of our knowledge, no Selling Stockholder has a short position in our common stock. To the best of our knowledge, no Selling Stockholder that is a beneficial owner of any of these shares is a broker-dealer or an affiliate of a broker-dealer, except for Westminster Securities Corporation, John O'Shea, Richard Louise, Joe Wolfe, Jon Dangar, Scott Bowman, Paul Alar, Andy Martin, Teton Investment Partners LLC, Thomas Buehler,  Adam Cabibi, Bryan Emerson and MidSouth Capital Inc. See footnote # 27. Except as set forth below, no Selling Stockholder has held any position or office, or has had any material relationship with us or any of our affiliates within the past three years. Includes the heirs, successors and assigns of the Selling Stockholders. Upon notification to us from a Selling Stockholder that there is an heir, successor or assign, we will file a prospectus supplement to provide information about such heir, successor or assign.

(2) Assumes no sales are transacted by the Selling Stockholder during the offering period other than in this offering.

(3) Manfred Sternberg is our Chief Strategy Officer and one of our directors.

(4) These entities are either owned or controlled by Manfred Sternberg our Chief Strategy Officer and one of our directors.

(5) These persons are relatives of Manfred Sternberg our Chief Strategy Officer and one of our directors.

(6) William Koehler is our President, COO and one of our directors.

(7) These persons are relatives of William Koehler our President, COO and one of our directors.

(8) Robert Davis was formerly one of our directors.

(9) These entities are either owned or controlled by Robert Davis who was formerly one of our directors.

(10) These persons are relatives of Robert Davis who was formerly one of our directors.

(11) Stephen J. Sperco is our CEO and one of our directors.

(12) This entity is either owned or controlled by Stephen J. Sperco our CEO and one of our directors.

(13) This person is a relative of Stephen J. Sperco our CEO and one of our directors.

(14) Charles E. Leibold is our CFO and Senior Vice President.

(15) Larry Walker is the President of our subsidiary, Trilliant Technology Group, Inc.

(16) David A. Draper was formerly our Senior Vice President of Business Development and Strategy.

(17) Richard Yee was formerly our Senior Vice President of Operations.

(18) Don Corley is Vice President of Division Sales.

(19) Gilbert Gertner was formerly one of our directors.

(20) The Chase Family Trust is controlled by the spouse of Samuel M. Chase, Jr. who was affiliated with Masynda Corporation, which was formerly our financial advisor.

(21) These persons are relatives of Samuel M. Chase, Jr. who was affiliated with Masynda Corporation, which was formerly our financial advisor.

(22) Gregory J. Micek was formerly our CFO.

(23) These persons are relatives of Gregory Micek who was formerly our CFO.

(24) Jeff Olexa was formerly our Chief Technology Officer and formerly one of our directors.

(25) Dale Geary is one of our directors.

(26) This person is a relative of Dale Geary one of our directors.

(27) These parties are broker-dealers or affiliates of broker-dealers.

PLAN OF DISTRIBUTION

The Selling Stockholders (of record ownership and of beneficial ownership) and any of their pledges, assignees, and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders are not required to sell any shares in this offering. There is no assurance that the Selling Stockholders will sell any or all of the common stock in this offering. The Selling Stockholders may use any one or more of the following methods when selling shares:

-	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

-	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

-	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

-	An exchange distribution following the rules of the applicable exchange.

-	Privately negotiated transactions.

-	Short sales or sales of shares not previously owned by the seller.

-	An agreement between a broker-dealer and a Selling Stockholder to sell a specified number of such shares at a stipulated price per share.

-	A combination of any such methods of sale.

-	Any other lawful method.

The Selling Stockholder may also engage in:

-	Short selling against the box, which is making a short sale when the seller already owns the shares.

-	Buying puts, which is a contract whereby the person buying the contract may sell shares at a specified price by a specified date.

-	Selling calls, which is a contract giving the person buying the contract the right to buy shares at a specified price by a specified date.

-	Selling under Rule 144 under the Securities Act, if available, rather than under this prospectus.

-	Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stock holder.

-
Pledging shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholder in amounts to be negotiated.  If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated.  We do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be "underwriters" within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering.

If we are notified by a Selling Stockholder that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the Registration Statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the Selling Stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES

COMMON STOCK
The holders of shares of our common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. If we are required to go into liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and preferred stock. Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights. Holders of common stock are entitled to dividends as declared by the board of directors out of funds legally available. The outstanding common stock is validly issued and non-assessable.

As of April 11, 2008, we had 24,783,565 shares outstanding of which 23,314,331 shares were restricted shares. Of the restricted shares, 12,222,850 shares are more than one year old and may be sold pursuant to Rule 144.

PREFERRED STOCK
In June 2007 Bluegate's board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes.

Effective June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash to SAI Corporation ("SAIC"), a corporation controlled by Stephen Sperco ("Sperco"). We also granted to SAIC warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. On the same day we sold 40 shares of Series C preferred stock for $500,000 in cash to Sperco. We also granted to Sperco warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. Mr. Sperco is our CEO and a director. In February 2008, as a result of the transaction described in footnote 13 - subsequent events, item (6), certain adjustment provisions in these warrant agreements were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 6,000,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

INTEREST OF NAMED EXPERTS AND COUNSEL

Joel Seidner, Esq., Attorney At Law, 880 Tully Road #50, Houston, Texas 77079 Tel. (281) 493-1311, has acted as our legal counsel for this offering. The validity of the shares offered by this prospectus has been passed upon for us by Mr. Seidner.

Our consolidated balance sheets as of December 31, 2007 and 2006 and the consolidated statements of operations, stockholders' deficit, and cash flows, for the two years then ended, have been included in the registration statement on Form S-1 of which this prospectus forms a part, in reliance on the report of MALONE & BAILEY, PC, an Independent Registered Public Accounting Firm, given on the authority of that firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

INTRODUCTION

Bluegate provides the nation's only Medical Grade Network® that facilitates physician and clinical integration between hospitals and physicians in a secure private environment.  As a leader in providing the healthcare industry outsourced Information Technology (IT) solutions and remote IT management services, Bluegate provides hospitals and physicians with a single source solution for all of their clinical integration and IT needs.  Additionally Bluegate provides IT and telecommunications consulting through its professional services organization.

In the Company’s Form 10-KSB, we refer to ourselves as "Bluegate", "We", "Us", “the Company”, and "Our." References to our common stock herein give effect to our 20:1 reverse stock split which occurred in 2004.  In 2004, we took corporate action to increase the number of our authorized shares of common stock to be 50,000,000 shares of common stock.

Our executive offices are located at: Bluegate Corporation, 701 North Post Oak Road, Suite 600, Houston, Texas 77024, tel. voice: 713-686-1100, fax: 713-682-7402. Our Web site is www.bluegate.com.

Our growth is dependent on attaining profit from our operations and our raising capital through the sale of stock or debt.  There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

Our functional currency is the U.S. dollar.  Our independent auditors issued a going concern qualification in their report dated March 5, 2008, which raises substantial doubt about our ability to continue as a going concern. Our stock is traded on the OTCBB. Our trading symbol is "BGAT."

CORPORATE HISTORY

In 1996, Congress passed the Health Insurance Portability and Accountability Act ("HIPAA"). Two of the many features of HIPAA were a mandate that the healthcare industry move toward using electronic communication technology to streamline and reduce the cost of healthcare, and a requirement that healthcare providers treat virtually all healthcare information as confidential, especially when electronically transmitted.

In 2001, Mr. Manfred Sternberg acquired effective control of the company and during 2002 and 2003 under his leadership, the company commenced development and completion of the necessary systems to offer integrated HIPAA compliant Medical Grade Network® to the health care community to provide electronic systems required by increasing U.S. public policy mandates to accelerate the movement to secure electronic health records.

In 2003, a minority amount of our revenue was related to our HIPAA business.  In 2004, a majority of our revenue was related to our HIPAA business. In 2005, all of our revenues were related to our health care service model.

In 2004, to accelerate our movement into the electronic health record business, we sold our Internet Service Provider ("ISP") customer base effective June 21, 2004 to concentrate on our health care IT solutions model and its Medical Grade Network®.

In 2004, we contracted with the largest healthcare system in Texas to provide physicians with Internet bandwidth and managed security services using our Medical Grade Network®.

In March 2005 we acquired substantially all of the assets and assumed certain ongoing contractual obligations of TEKMedia Communications, Inc., a company that provided traditional IT consulting services, in exchange for 132,000 shares of the Company’s common stock valued at $116,160.

In September 2005 we acquired substantially all of the assets and assumed certain ongoing contractual obligations of Trilliant Corporation, a company that provides assessment, design, vendor selection, procurement and project management for large technology initiatives, particularly in the healthcare arena. The acquisition strengthened Bluegate as a competitor in the technology management industry. The purchase price consisted of $161,033 cash and 258,308 shares of Bluegate's common stock valued at $180,816. The asset sale and purchase agreement provided for additional consideration up to 827,160 common shares depending on the acquired business’ revenue through September 2007 and royalty payments based on sales through September 2007 of certain software acquired. In accordance with the asset sale and purchase agreement, 407,407 shares of Bluegate’s common stock valued at $301,481 was issued in 2006 as additional consideration based upon the acquired business’ revenue calculation after the first year and 419,753 shares of Bluegate’s common stock valued at $33,580 was issued in 2007 as additional consideration based upon the acquired business’ revenue calculation after the second year.

Effective June 28, 2007, we sold 8 shares of Series C Preferred Stock for $100,000 in cash to SAI Corporation, a corporation controlled by Stephen Sperco who is our CEO and a Director. We also granted to SAI Corporation warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012.  On the same day we sold 40 shares of Series C Preferred Stock for $500,000 in cash to Stephen Sperco.  We also granted to Mr. Sperco warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012.  Each share of Preferred Stock is convertible into 25,000 shares of common stock. Each share of Preferred Stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of Preferred Stock.  The 48 shares of Preferred Stock will have an aggregate of 18 million votes.  The Preferred Stock votes along with the common stock on all matters requiring a vote of shareholders and the Preferred Stock is not redeemable by us.

As a result of his purchase of Series C Preferred Stock described above, and his previously acquired stock and warrants, and most recent conversion of certain debt to equity and additional warrants received in 2008, Mr. Sperco beneficially owns 44% of our common stock without taking into account the super voting power of the Preferred stock, and 62% when taking into account the super voting power of the Preferred Stock. One of the conditions of Mr. Sperco’s purchase of the Preferred Stock was that both he and Dale Geary be appointed as Directors.  Continuing as Directors are Manfred Sternberg, and William Koehler.  We have increased the size of our Board of Directors to consist of five Directors, one of which positions is now vacant.

OUR BUSINESS

Bluegate provides the nation's only Medical Grade Network® that facilitates physician and clinical integration between hospitals and physicians in a secure private environment.  As a leader in providing the Healthcare industry outsourced Information Technology (IT) solutions and remote IT management services, Bluegate provides hospitals and physicians with a single source solution for all of their clinical integration and IT needs.  Additionally Bluegate provides IT and telecommunications consulting through its professional services organization.

CONSULTING PRACTICE
Healthcare institutions have very unique requirements not found in a typical commercial environment.  Our Healthcare consulting practice works with medical facilities and systems on evaluation, procurement and implementation of healthcare related voice, data, video, infrastructure and applications for the Healthcare environment with a particular emphasis on the deployment of Electronic Medical Record applications. Our IT/Telecommunications consulting practice works in various industry verticals providing evaluation, procurement and implementation of IT/Telecommunications solutions for our clients.  Our Applications consulting practice provides specific applications development, enhancement, coding, and integration work for various industry verticals.

OUTSOURCING
Our outsourcing offering includes help desk support and break-fix operations as well as acquisition and special financing of equipment and services.  It also can include provisions for technology refresh, change management, and level of service agreements.  Our target market for such services consists of private-practice physicians whose office staffs typically lack the in-house technical expertise to support mission-critical computer systems and associated hardware.  In many cases, these private-practice physicians are affiliated with our larger medical facility clients, creating a logical foundation for Bluegate to establish and maintain long-term business relationships.

SYSTEMS INTEGRATION AND MANAGED SECURITY SOLUTIONS
Our systems integration and managed security group enables secure, HIPAA-compliant data communication between hospitals, medical facilities and physician practices from all locations via the services of our Bluegate Medical Grade Network® - ultimately enhancing patient care. We also provide affordable access to compatible medical-focused content and applications over a secure IT infrastructure to improve practice efficiency and service. We extend IT Best Practices to the edge of the healthcare network ensuring every access point for the physician and healthcare location is as secure as the hospital itself.

MARKET OPPORTUNITY IN HEALTHCARE
Electronic data communication networks have vast potential for enhancing the quality of patient care, mitigating the soaring costs of healthcare, and protecting patient privacy.  To harness this potential, the current administration, Congress, and administrative agencies are advocating that all physicians get connected to the proposed national health information network (NHIN) system.  A NHIN is expected to enable physicians to write electronic prescriptions (eRx) and securely share patient electronic health records (EHR), including medical images, with other healthcare providers at hospitals, clinics, and individual physician offices. In order to access and use the NHIN, individual physicians must have the appropriate IT environment at their offices, and the hospitals where they admit patients.  Further, the hospitals’ credentialed physicians must be on a common HIPAA compliant network.  Once the hospital has installed the necessary secure electronic connectivity behind their firewall, the "last mile" of connectivity, the figurative distance from the telecommunication provider's switch to an end user (i.e. the physician), still presents a major challenge.  In addition to being HIPAA-compliant, the networks also need to be interoperable, which requires assessing and augmenting physicians' existing IT equipment and resources.  Adequate training and technical support is necessary to ensure the highest possible network availability and security and the ability to move and manage information back and forth.

The Administrative Simplification provisions of Title II of HIPAA require the United States Department of Health and Human Services to establish national standards for electronic healthcare transactions and national identifiers for providers, health plans, and employers. It also addresses the security and privacy of health data.  Adopting these standards will improve the efficiency and effectiveness of the nation's Healthcare system by encouraging the widespread use of electronic data interchange in Healthcare. As the result of increasing pressure for healthcare providers to adopt electronic health records and the favorable healthcare IT environment created by the Stark Law exceptions there is rapidly increasing demand for Bluegate’s networks, technologies, remote management, and professional IT services.

BLUEGATE STRATEGY
Healthcare
Our current short term strategies are to: (1) increase our market penetration and dominance of the Houston hospital, centralized Healthcare, and physician markets; (2) increase our market penetration of the Chicago hospital, centralized Healthcare, and physician markets; (3) commence deployment of services in other Texas cities; and, (4) commence deployment of services in other cities in the U.S.  Our long term strategy is fivefold: (1) fill as much of the national HIPAA-compliant secured communications void that exists between the physician and the hospital as we can; (2)  sell our services to the physicians that utilize our Medical Grade Network®, enabling them to choose Bluegate as their electronic health solutions firm and as the IT outsource firm of choice for all of their technology needs; (3) to be "THE" IT solutions resource to medical institutions,  Healthcare facilities, regional health information organizations (RHIOs), and centralized Healthcare organizations (HCOs) for all their IT needs; (4) partner with a wide array of third party providers of software, managed systems, pharmacy benefits, and many other applications that must run on electronic networks and be installed in hospitals, HCOs and medical practices; and (5) become the premier “boutique” consulting practice supporting the deployment of Electronic Medical Record systems and services.

Professional Services
In addition to the Professional Services initiatives in Healthcare, Bluegate intends to continue to grow in the following three areas through its Trilliant Technology Group organization:  (1) Further establish its reputation as one of the top Telecommunications consulting organizations in the U.S.; (2) expand its IT Infrastructure consulting base; and (3) increase the scope and depth of its Applications Development practice.

COMPETITION
We are not aware of any completely direct competitors at this time. However, competition may include vendors of HIPAA software and Internet Protocol ("IP") networks whose security may or may not comply with the terms of the HIPAA confidentiality compliance requirements.

The IT services market is extremely competitive, highly fragmented and has grown dramatically in recent years. The market is characterized by the absence of significant barriers to entry and rapidly changing applications and technology.  Other competitors may be:
-	Access and content providers, such as AOL, Microsoft, EarthLink and Time Warner;
-	Professional Service organizations, such as IBM, CSC, Perot Systems, and EDS;
-	Regional, national and international telecommunications companies, such as AT&T, Verizon, Qwest, and Sprint;
-	On-line services offered by incumbent cable providers such as Comcast and Cox;
-	DSL providers such as the RBOC’s and CLEC’s.

Most of our competitors have greater financial and other resources than we have, and there is no assurance that we will be able to successfully compete.

OUR BUSINESS - CUSTOMERS AND VENDORS

Major Customers.  During 2007, our top five customers accounted for 37% of our service revenue and no single customer accounted for more than 13% of service revenue.

Major Vendors. During 2007, our top five vendors accounted for 66% of our purchases and no single vendor accounted for more than 18% of purchases.

EMPLOYEES

We currently have 37 employees of whom 34 are full time employees.

AVAILABLE INFORMATION ABOUT US

Our filings with the SEC may be obtained in person or by writing to the SEC's Public Reference Branch at 450 Fifth Street, N.W., Washington, D.C. 20549, tel. 1-800-SEC-0330, or through SEC's e-mail address: publicinfo@sec.gov.  In most cases, this information is also available on the SEC's Web site: www.sec.gov. Our web site is www.bluegate.com.

DESCRIPTION OF PROPERTY

We lease approximately 7,290 square feet of office space located at 701 North Post Oak Road, Suite 600, Houston, Texas 77024, for a monthly lease payment of approximately $9,000.  The lease expires in November 2013. We believe this space is adequate for our current needs, and that additional space is available to us at a reasonable cost, if needed. During a few months of 2006 we subleased a portion of this space to another company.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our stock is traded on the OTCBB. Our trading symbol is "BGAT." The following table sets forth the quarterly high and low bid price per share for our common stock.  These bid and asked price quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual prices.  Our fiscal year ends December 31.

COMMON STOCK PRICE RANGE

YEAR AND QUARTER	HIGH	LOW

2006:
First Quarter	$0.85	$0.40
Second Quarter	$0.70	$0.45
Third Quarter	$0.90	$0.60
Fourth Quarter	$1.10	$0.70

2007:
First Quarter	$1.05	$0.70
Second Quarter	$0.92	$0.40
Third Quarter	$0.55	$0.30
Fourth Quarter	$0.24	$0.06

COMMON STOCK

On April 11, 2008, we had outstanding 24,783,565 shares of Common Stock, $0.001 par value per share.

On April 11, 2008, the closing price of our stock was $0.08 per share.

On April 11, 2008 we had approximately 495 shareholders of record. Our transfer agent is American Stock Transfer and Trust Company.

We have not paid any cash dividends and we do not expect to declare or pay any cash dividends in the foreseeable future.  Payment of any cash dividends will depend upon our future earnings, if any, our financial condition, and other factors as deemed relevant by the Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
PLAN CATEGORY:	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	$-	-
Equity compensation plans approved by security holders	11,094,864	$0.42	1,938,979	(1)
(1) These shares are the remaining unissued shares under our 2005 Stock and Stock Option Plan (the 2005 Plan)

FINANCIAL STATEMENTS

BLUEGATE CORPORATION
__________

CONSOLIDATED FINANCIAL STATEMENTS
WITH REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

BLUEGATE CORPORATION
TABLE OF CONTENTS
__________

PAGE

Report of Independent Registered Public Accounting Firm	F-3

Consolidated Financial Statements:

Consolidated Balance Sheets as of December 31, 2007 and 2006	F-4

Consolidated Statements of Operations for the years ended December 31, 2007 and 2006	F-5

Consolidated Statements of Stockholders' Deficit for the years ended December 31, 2007 and 2006	F-6

Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2006	F-7

Notes to Consolidated Financial Statements	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To           The Board of Directors
Bluegate Corporation
Houston, Texas

We have audited the accompanying consolidated balance sheets of Bluegate Corporation, (“Bluegate”) as of December 31, 2007 and 2006 and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the two years then ended. These consolidated financial statements are the responsibility of Bluegate’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bluegate as of December 31, 2007 and 2006 and the consolidated results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Bluegate will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, Bluegate has negative working capital and suffered recurring losses from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 5, 2008

BLUEGATE CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$43,703	$256,121
Accounts receivable, net	400,023	280,353
Inventory	-	15,652
Prepaid expenses and other	23,917	33,295
Total current assets	467,643	585,421
Property and equipment, net	63,525	92,033
Intangibles, net	6,775	12,301
Total assets	$537,943	$689,755

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$289,583	$256,567
Accounts payable to related party	40,089	40,000
Accrued liabilities	149,221	85,626
Notes payable	12,800	12,800
Notes payable to related parties	612,738	122,174
Accrued liabilities to related parties	344,598	-
Bank line of credit payable	-	44,590
Deferred revenue	153,579	1,189,236
Total current liabilities	1,602,608	1,750,993

Commitments and contingencies - Note 10

Stockholders’ deficit:
Undesignated preferred stock, $.001 par value, 9,999,952 shares authorized, none issued and outstanding
Series C Convertible Non-Redeemable Preferred stock, $.001 par value, 48 shares authorized, 48 and -0- shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively; $12,500 per share liquidation preference ($600,000 aggregate liquidation preference at December 31, 2007)	-	-
Common stock, $.001 par value, 50,000,000 shares authorized, 15,163,565 and 12,130,311 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	15,164	12,130
Additional paid-in capital	24,746,778	19,627,159
Accumulated deficit	(25,826,607)	(20,700,527)
Total stockholders’ deficit	(1,064,665)	(1,061,238)
Total liabilities and stockholders’ deficit	$537,943	$689,755

The accompanying notes are an integral
part of these consolidated financial statements.

BLUEGATE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Service revenue	$5,835,075	$3,707,908
Cost of services	3,140,590	1,742,420
Gross profit	2,694,485	1,965,488
Selling, general and administrative expenses	1,765,175	1,762,379
Compensation expense	5,976,232	8,050,860
Goodwill impairment	-	113,021
Loss from operations	(5,046,922)	(7,960,772)
Loss on debt extinguishment	-	(472,952)
Interest expense	(74,666)	(771,916)
Other income (expense)	(4,492)	14,081
Net loss	(5,126,080)	(9,191,559)

Deemed dividend on preferred stock	(600,000)	-
Net loss attributable to common shareholders	$(5,726,080)	$(9,191,559)
Net loss attributable to common shareholders per common share - basic and diluted	$(0.41)	$(1.04)

Basic and diluted weighted average shares outstanding	13,929,109	8,829,250

The accompanying notes are an integral
part of these consolidated financial statements.

BLUEGATE CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

					ADDITIONAL
	COMMON STOCK		PREFERRED STOCK		PAID-IN	SUBSCRIPTION	DEFERRED	ACCUMULATED
	SHARES	CAPITAL	SHARES	CAPITAL	CAPITAL	RECEIVABLE	COMPENSATION	DEFICIT	TOTAL

Balance at December 31, 2005	6,332,376	$6,332	111	$-	$10,841,189	$(15,007)	$(34,592)	$(11,508,968)	$(711,046)
Issuance of common stock and warrants for cash	2,673,333	2,673			1,467,327				1,470,000
Conversion of preferred stock for common stock	1,418,681	1,419	(111)	-	(1,419)				-
Issuance of common stock for services	353,847	354			202,556				202,910
Contingent shares issued for Trilliant acquisition accounted for as:
-goodwill	40,296	40			29,779				29,819
-compensation	367,111	367			271,295				271,662
Write off of subscription receivable					-	15,007	-		15,007
Stock options and warrants issued for services					4,376,528	-	34,592		4,411,120
Conversion of note payable and accrued interest for common stock	66,000	66			32,934				33,000
Conversion of related party debt for common stock and warrants	422,000	422			1,042,185				1,042,607
Issuance of common stock and warrants for the extinguishment of debt	240,000	240			592,712				592,952
Debt discount from warrants issued with note payable					29,484				29,484
Issuance of common stock warrants for extension of repayment					392,063				392,063
Issuance of common stock and warrants for registration rights extension	216,667	217			350,526				350,743
Net loss								(9,191,559)	(9,191,559)
Balance at December 31, 2006	12,130,311	12,130	-	-	19,627,159	-	-	(20,700,527)	(1,061,238)
Issuance of common stock and warrants for cash	1,400,000	1,400			698,600				700,000
Issuance of common stock for employee compensation	150,000	150			142,350				142,500
Issuance of common stock for outside services	621,773	622			354,903				355,525
Issuance of preferred stock and common stock warrants for cash			48	-	600,000				600,000
Beneficial conversion feature embedded in preferred stock					600,000				600,000
Deemed dividend on preferred stock					(600,000)				(600,000)
Common stock options issued for employee services					2,932,147				2,932,147
Employee common stock options re-priced					47,394				47,394
Issuance of common stock for delay in filing a registration statement	191,728	192			98,463				98,655
Issuance of common stock and warrants for:
- accounts payable	130,000	130			39,872				40,002
- services	120,000	120			172,730				172,850
Contingent shares issued for Trilliant acquisition accounted for as compensation	419,753	420			33,160				33,580
Net loss								(5,126,080)	(5,126,080)
Balance at December 31, 2007	15,163,565	$15,164	48	$-	$24,746,778	$-	$-	$(25,826,607)	$(1,064,665)

The accompanying notes are an integral
part of these consolidated financial statements.

BLUEGATE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(5,126,080)	$(9,191,559)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	-	271,800
Depreciation and amortization	68,741	86,142
Common stock and warrants issued for registration rights extension	-	350,743
Common stock issued for outside services	355,525	202,910
Common stock options issued for services	2,932,147	4,411,120
Employee common stock options re-priced	47,394	-
Issuance of common stock for delay in filing a registration statement	98,655	-
Common stock warrants issued for extension of note repayment	-	392,063
Impairment of subscription receivable	-	15,007
Contingent shares issued for Trilliant acquisition accounted for as compensation	33,580	271,662
Common stock and warrants issued for settlement of related party debt	-	831,607
Common stock issued for employee compensation	142,500	-
Common stock and warrants issued for services	172,850	-
Goodwill impairment loss	-	113,021
Loss on debt extinguishment	-	472,952
Changes in operating assets and liabilities:
Accounts receivable	(119,669)	84,777
Prepaid expenses and other current assets	25,030	(34,138)
Accounts payable and accrued liabilities	80,364	(102,154)
Accounts payable to related party	40,089	-
Accrued liabilities to related party	360,848	-
Deferred revenue	(1,035,658)	784,683
Net cash used in operating activities	(1,923,684)	(1,039,364)

Cash flows from investing activities:
Payment received on note receivable	-	32,000
Purchase of property and equipment	(34,708)	(58,409)

Net cash used in investing activities	(34,708)	(26,409)

Cash flows from financing activities:
Proceeds from related party short term debt	1,111,427	1,006,102
Payments on related party short term debt	(620,863)	(759,589)
Net change in bank line of credit	(44,590)	44,590
Proceeds from note payable from individual	315,000	100,000
Repayment of note payable from individual	(315,000)	(100,000)
Payment of convertible notes payable	-	(467,000)
Common stock and warrants issued for cash	700,000	1,470,000
Preferred stock and common stock warrants issued for cash	600,000	-

Net cash provided by financing activities	1,745,974	1,294,103

Net increase (decrease) in cash and cash equivalents	(212,418)	228,330

Cash and cash equivalents at beginning of period	256,121	27,791
Cash and cash equivalents at end of period	$43,703	$256,121

The accompanying notes are an integral
part of these consolidated financial statements.

BLUEGATE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Continued)

	2007	2006
Non Cash Transactions:
Deemed dividend from beneficial conversion feature on preferred stock	$600,000	$-
Issuance of common stock and warrants for conversion of accounts payable	40,002	-
Conversion of preferred stock for common stock	-	1,419
Contingent shares issued for Trilliant acquisition accounted for as goodwill	-	29,819
Debt discount from warrants issued with note payable	-	29,484
Issuance of common stock for conversion of notes payable and accrued interest	-	33,000
Issuance of common stock and common stock equivalents for conversion of related party notes payable	-	211,000
Issuance of common stock and common stock equivalents for the extinguishment of debt	-	120,000
Supplemental information:
Cash paid for interest	72,226	137,538

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
__________

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Bluegate Corporation (the “Company") is a Nevada Corporation that provides the nation's only Medical Grade Network® that facilitates physician and clinical integration between hospitals and physicians in a secure private environment.  As a leader in providing the healthcare industry outsourced Information Technology (IT) solutions and remote IT management services, Bluegate provides hospitals and physicians with a single source solution for all of their clinical integration and IT needs.  Additionally Bluegate provides IT and telecommunications consulting through its professional services organization.

The Company was originally incorporated as Solis Communications, Inc. on July 23, 2001 and adopted a name change to Crescent Communications Inc. upon completion of a reverse acquisition of Berens Industries, Inc. In 2004, we changed our name to Bluegate Corporation.

Following is a summary of the Company's significant accounting policies:

SIGNIFICANT ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from estimates making it reasonably possible that a change in the estimates could occur in the near term.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiary, Trilliant Technology Group, Inc., after elimination of all significant inter-company accounts and transactions.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid short-term investments with an original maturity of three months or less when purchased, to be cash equivalents.

ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable are amounts due on sales, are unsecured and are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis; thus accounts receivable do not bear interest although a finance charge may be applied to such receivables that are more than thirty days past due. Accounts receivable are periodically evaluated for collectibility based on past credit history with clients. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions. Accounts receivable are not secured. In February 2008, as a result of the transaction described in footnote 13 – subsequent events, item (7), as condition to and as additional consideration for SAI Corporation’s (“SAIC”) agreement to lend funds to the Company, the Company granted SAIC a security interest in its assets as more specifically detailed in the Promissory Note and Security Agreement.

INVENTORY

Inventory is valued at the lower of cost or market. The cost is determined by using the actual amount paid to acquire the items.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and depreciated on the straight-line method over the estimated useful lives of the various classes of depreciable property as follows:

Furniture and equipment	5-7 years
Telecommunications networks	5 years
Computer equipment	3 years

Expenditures for normal repairs and maintenance are charged to expense as incurred.  The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

INTANGIBLES

Intangibles are recorded at cost and amortized on the straight-line method over an estimated useful life of three years. Goodwill is reviewed annually and based upon an evaluation performed by a third party; an impairment write-down of goodwill totaling $113,021 was recorded at December 31, 2006.

IMPAIRMENT OF LONG-LIVED ASSETS

In the event facts and circumstances indicate the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

INCOME TAXES

The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

STOCK-BASED COMPENSATION

Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation" established financial accounting and reporting standards for stock-based employee compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. In January 2006, Bluegate implemented SFAS No. 123R, and accordingly, Bluegate accounts for compensation cost for stock option plans in accordance with SFAS No. 123R.

Bluegate accounts for share based payments to non-employees in accordance with EITF 96-18 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

EMBEDDED CONVERSION FEATURES

Bluegate evaluates embedded conversion features within convertible debt and convertible preferred stock under paragraph 12 of SFAS 133 and EITF 00-19 to determine whether the embedded conversion feature should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings.  If the conversion feature does not require derivative treatment under SFAS 133 and EITF 00-19, the instrument is evaluated under EITF 98-5 and EITF 00-27 for consideration of any beneficial conversion feature.

REVENUE RECOGNITION

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collectibility is reasonably assured.

Revenue, which includes licensing revenue, is recognized based upon contractually determined monthly service charges to individual customers. Services are billed in advance and, accordingly, revenues are deferred until the period in which the services are provided. At December 31, 2007 and 2006, deferred service revenue was $153,579 and $1,189,236, respectively.

LOSS PER SHARE

Basic and diluted net loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Potentially dilutive options that were outstanding during 2007 and 2006 were not considered in the calculation of diluted earnings per share because the Company's net loss rendered their impact anti-dilutive. Accordingly, basic and diluted losses per share were identical for the years ended December 31, 2007 and 2006.

RECLASSIFICATIONS

We have reclassified certain prior-year amounts to conform to the current year’s presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Bluegate does not expect the adoption of any recently issued accounting pronouncements to have a significant impact on Bluegate’s results of operations, financial position or cash flow.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

2. GOING CONCERN CONSIDERATIONS

During 2007 and 2006, the Company was unable to generate cash flows sufficient to support its operations and has been dependent on debt and equity raised from qualified individual investors.  The Company experienced negative financial results as follows:

	2007	2006
Net loss attributable to common shareholders	$(5,726,080)	$(9,191,559)
Negative cash flow from operations	(1,923,684)	(1,039,364)
Negative working capital	(1,134,965)	(1,165,572)
Stockholders’ deficit	(1,064,665)	(1,061,238)

These factors raise substantial doubt about our ability to continue as a going concern. The financial statements contained herein do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.  Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required,  and ultimately to attain profitable operations. However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

We have supported current operations by: (1) raising additional operating cash through the private sale of our preferred and common stock, (2) selling convertible debt and common stock to certain key stockholders and (3) issuing stock and options as compensation to certain employees and vendors in lieu of cash payments.

These steps have provided us with the cash flows to continue our business plan, but have not resulted in significant improvement in our financial position. We are considering alternatives to address our cash flow situation that include:
·              Raising capital through additional sale of our common stock and/or debt Securities
·              Reducing cash operating expenses to levels that are in line with current revenues.

These alternatives could result in substantial dilution of existing stockholders. There can be no assurance that our current financial position can be improved, that we can raise additional working capital or that we can achieve positive cash flows from operations. Our long-term viability as a going concern is dependent upon the following:

·	Our ability to locate sources of debt or equity funding to meet current commitments and near-term future requirements.
·	Our ability to achieve profitability and ultimately generate sufficient cash flow from operations to sustain our continuing operations.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

3. ACQUISITION OF TRILLIANT CORPORATION ASSETS

On September 15, 2005, Bluegate acquired substantially all of the assets and assumed certain ongoing contractual obligations of Trilliant Corporation, a company that provides assessment, design, vendor selection, procurement and project management for large technology initiatives, particularly in the healthcare arena.

Effective September 30, 2006, in accordance with the asset sale and purchase agreement, 407,407 shares of Bluegate’s common stock valued at $301,481 was issued as additional consideration based upon the acquired business’ revenue calculation after the first year. According to EITF 95-8, “Accounting for Contingent Consideration Paid to the Shareholders of an Acquired Enterprise in a Purchase Business Combination,” whether the contingent shares are accounted for as an adjustment to the purchase price or as compensation for services depends on the agreement. Because the agreement required certain shareholders to remain employees for the term of the earnout, all shares associated with those employees were recorded as compensation expense. Shares issued to non-employees were accounted for as an adjustment to the purchase price.  As a result, $29,819 was allocated to goodwill and $271,662 was recorded as an expense.

A third party performed a “Goodwill and Other Intangible Asset” assessment and evaluation as of December 31, 2006, and as a result, an impairment write-down of goodwill totaling $113,021 was recorded at December 31, 2006.

Effective September 30, 2007, we recorded the issuance of 419,753 shares of common stock valued at $33,580 to Trilliant Corporation in accordance with the asset sale and purchase agreement referred to above, pertaining to the acquired business’ revenue after the second year. As a result of this transaction, $33,580 was recorded as an expense.

4. ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following at December 31, 2007 and 2006:

	2007	2006
Accounts receivable	$462,003	$360,055
Less allowance for bad debts	(61,980)	(79,702)
	$400,023	$280,353

5. PROPERTY AND EQUIPMENT, NET

Property and equipment, net consists of the following at December 31, 2007 and 2006:

	2007	2006
Computer equipment	$176,124	$146,872
Software	191,534	186,078
Office furniture	60,734	60,734
	428,392	393,684
Less accumulated depreciation	(364,867)	(301,651)
	$63,525	$92,033

Depreciation expense for the years ended December 31, 2007 and 2006 was $63,217 and $52,402, respectively and is presented in the accompanying statement of operations as cost of services.

6. INTANGIBLE ASSETS, NET

Intangible assets, net consists of the following at December 31, 2007 and 2006:

	2007	2006
Customer list	$28,702	$28,702
LTMS & eCast software	32,350	32,350
	61,052	61,052
Less accumulated amortization	(54,277)	(48,751)
	$6,775	$12,301

Amortization expense for the years ended December 31, 2007 and 2006 was $5,524 and $33,740, respectively and is presented in the accompanying statement of operations as cost of services.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

7. NOTES PAYABLE

Notes payable at December 31, 2007 and 2006 are summarized below:	2007	2006

Unsecured notes payable: 10% note payable due upon demand	$12,800	$12,800
Unsecured notes payable to related parties:  During 2006, the Company entered into a line of credit agreement with Manfred Sternberg ("MS"), Chief Strategy Officer and William Koehler ("WK"), President and COO, for Bluegate to borrow up to $500,000 from each of them. During 2007, the Company entered into a line of credit agreement with SAI Corporation ("SAIC"), a corporation controlled by our CEO, Stephen Sperco, to borrow up to $500,000. The amount of principal borrowings during 2007 from MS, WK and SAIC was $477,074, $134,353 and $500,000, respectively. The amount of principal payments during 2007 to MS, WK and SAIC was $481,169, $139,694 and -0-, respectively. As of February 8, 2008 the Company had an outstanding balance payable of $76,169, $36,569 and $500,000 to MS, WK and SAIC, respectively. During the year ended December 31, 2007, the Company incurred interest expense on the above related party debt of $34,335. During 2007, the interest rates on the underlying credit cards used for business ranged from 7.35% to 29.99% and 12% on note payable to SAIC.

On February 28, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $700,000 and on February 28, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. As condition to and as additional consideration for SAIC’s agreement to lend the funds to the Company, the Company granted SAIC a security interest in its assets as more specifically detailed in the Promissory Note and Security Agreement, and increased the interest rate from 12% to 15% per annum.

Notes payable to William Koehler due on demand	$36,569	$41,910
Notes payable to Manfred Sternberg due on demand	76,169	80,264
Notes payable to SAI Corporation due on demand	500,000	-
	$612,738	$122,174
Unsecured bank line of credit: The Company had a bank line of credit to borrow up to $50,000. In July 2007, the line of credit balance and accrued interest totaling $44,923 was paid in full.	$-	$44,590

8. INCOME TAXES

The composition of deferred tax assets at December 31, 2007 and 2006 were as  follows:

	2007	2006
Deferred tax assets
Benefit from carryforward of net operating loss	$1,980,000	$4,647,273
Less valuation allowance	(1,980,000)	(4,647,273)
Net deferred tax asset	$-	$-

The difference between the income tax benefit in the accompanying statement of  operations  and  the  amount  that  would  result  if  the U.S. Federal statutory rate  of  34%  were  applied to pre-tax loss for the years ended December 31, 2007 and 2006 is attributable to the valuation allowance.

At December 31, 2007, for federal income tax and alternative minimum tax reporting purposes, the Company has $5,823,000 in unused net operating losses available for carryforward to future years which will expire in various years through 2027. The majority of the unused net operating loss carryforward is limited to an annual amount of approximately $270,000 due to the change in control on June 28, 2007 (see below footnote 9 - Series C Preferred Stock).

9. STOCKHOLDERS’ DEFICIT

SERIES A PREFERRED STOCK

During 2001, Bluegate issued 110 shares of Series A voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $5,000 per share. In February 2006, the preferred stock was converted into 1,418,681 common shares, leaving no shares outstanding.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

SERIES B PREFERRED STOCK

During 2001, Bluegate authorized 100 shares of Series B convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $200 per share. On October 11, 2002, Bluegate issued 23 shares of such stock to retire certain liabilities totaling $72,768 and to obtain indemnification from certain contingencies assumed in the reverse acquisition of Berens Industries, Inc. All Series B Preferred Stock was converted to common stock in 2003, leaving no shares outstanding.

SERIES C PREFERRED STOCK

In June 2007 Bluegate's board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes.

Effective June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash to SAI Corporation ("SAIC"), a corporation controlled by Stephen Sperco ("Sperco"). We also granted to SAIC warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. On the same day we sold 40 shares of Series C preferred stock for $500,000 in cash to Sperco. We also granted to Sperco warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. Mr. Sperco is our CEO and a director. In February 2008, as a result of the transaction described in footnote 13 - subsequent events, item (6), certain adjustment provisions in these warrant agreements were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 6,000,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

Based upon the $600,000 investment in Series C preferred stock, we allocated the relative fair value of $100,000 to preferred stock and $500,000 to the warrants.

Bluegate analyzed the conversion feature associated with the preferred stock for derivative accounting consideration under SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities and EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock. Bluegate determined the conversion feature met the criteria for classification in equity and did not require derivative treatment under SFAS 133 and EITF 00-19.

In accordance with EITF 00-27, Application of Issue No. 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, Bluegate has determined that the Series C shares issued had an aggregate beneficial conversion feature of $500,000 as of the date of issuance, resulting in a total discount of $600,000. Bluegate recorded this beneficial conversion feature as a deemed dividend upon issuance.

The warrants issued in this transaction were subject to a registration rights agreement which required Bluegate to register the underlying shares by September 28, 2007 or pay liquidated damages of 1.5% of the purchase price of the investment each month the shares were not registered. We filed with the Securities and Exchange Commission a Registration Statement which was effective as of August 30, 2007 with respect to these securities. There is no liability related to the registration rights agreements.

As a result of this transaction, net operating losses accumulated up through the change in control are limited by Internal Revenue Code Section 382 due to the change in control (see above footnote 8 – Income Taxes).

STOCK OPTION PLANS

The Company had adopted the 2002 Stock and Stock Option Plan under which incentive stock options for up to 450,000 common shares may be awarded to officers, directors and key employees. The plan was designed to attract and reward key executive personnel. As of December 31, 2007, Bluegate has granted all 450,000 options and the 2002 stock plan is not active.

Stock options granted pursuant to the 2002 plan expire as determined by the board of directors. All of the options granted were at an option price equal to the fair market value of the common stock at the date of grant.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

In 2005 the Company adopted the 2005 Stock and Stock Option Plan. The purpose of the 2005 plan is to further our interests, our Subsidiaries and our stockholders by providing incentives in the form of stock options to key employees, consultants, directors and others who contribute materially to our success and profitability. The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress.  The 2005 Plan also assists us and our subsidiaries in attracting and retaining key employees and Directors and is administered by the Board of Directors.  The Board of Directors has the exclusive power to select the participants, to establish the terms of the stock and options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the 2005 plan. The maximum aggregate number of shares of common stock that may be granted or optioned and sold under the plan is 3,000,000 shares. As of December 31, 2007, 1,016,021 shares of common stock have been granted.

During 2007 and 2006, Bluegate used the Black-Scholes option pricing model to value stock options and warrants using the following assumptions: number of options as set forth in the option agreements; no expected dividend yield; expected volatility ranging from 202% to 260%; risk-free interest rates of 5.0%; and expected terms based on the period of time expected to elapse until exercise. When applicable, Bluegate uses the simplified method of calculating expected term as described in SAB 107.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

SUMMARY OF STOCK OPTIONS

Non-statutory Stock Options		Shares		Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at January 1, 2006		3,571,290		$1.04
Granted		7,545,850		0.81
Forfeited		(456,527)		0.93
Outstanding at January 1, 2007		10,660,613		0.88
Granted		1,232,000		0.41
Forfeited		(797,749)		0.87
Outstanding at December 31, 2007		11,094,864		0.42	3.43

Options exercisable at December 31, 2007		10,582,772		0.42	3.41
The weighted average grant date fair value of options granted during the years 2007 and 2006 was $0.37 and $0.78, respectively. There was no aggregate intrinsic value of options outstanding or exercisable at December 31, 2007.

Options Outstanding	Options Currently Exercisable	Remaining Contractual Term (Years)	Exercise Price ($)		Vesting Date

12,500	12,500	1	2.00		January 2003
8,333	8,333	1	2.00		April 2003
8,333	8,333	1	2.00		July 2003
8,333	8,333	1	2.00		October 2003
12,500	12,500	1	2.00		December 2003
5,000	5,000	1	0.34		January 2004
79,600	79,600	1	0.34 - 4.00		October 2004
425,000	425,000	2	0.34 - 0.50		February 2005
50,000	50,000	2	0.34		March 2005
50,000	50,000	2	0.34		April 2005
50,000	50,000	2	0.34		May 2005
200,000	200,000	2 - 3	0.34		June 2005
130,417	130,417	2 - 3	0.34 - 1.50		July 2005
60,417	60,417	2 - 3	0.34		August 2005
120,834	120,834	2 - 3	0.34		September 2005
435,417	435,417	2 - 3	0.34 - 1.00		October 2005
85,417	85,417	2 - 3	0.34 - 1.00		November 2005
111,917	111,917	2 - 3	0.34 - 1.00		December 2005
85,417	85,417	2 - 3	0.34 - 1.00		January 2006
85,417	85,417	2 - 3	0.34 - 1.00		February 2006
135,417	135,417	2 - 3	0.34 - 1.00		March 2006
85,417	85,417	2 - 3	0.34 - 1.00		April 2006
90,417	90,417	2 - 4	0.34 - 1.00		May 2006
120,834	120,834	2 - 4	0.34		June 2006
145,834	145,834	2 - 4	0.34 - 0.75		July 2006
995,834	995,834	2 - 4	0.34 - 0.62		August 2006
755,100	755,100	2 - 4	0.34 - 0.80		September 2006
190,417	190,417	2 - 4	0.34 - 0.80		October 2006
1,640,417	1,640,417	2 - 4	0.34 - 0.80		November 2006
840,417	840,417	2 - 4	0.34 - 0.80	(1)	December 2006
317,500	317,500	2 - 4	0.34 - 0.80	(1)	January 2007
413,750	413,750	2 - 5	0.34 - 0.80	(1)	February 2007
538,750	538,750	2 - 5	0.34 - 0.80	(1)	March 2007
388,750	388,750	2 - 5	0.34 - 0.80	(1)	April 2007
282,917	282,917	2 - 5	0.34 - 0.80	(1)	May 2007
347,909	347,909	2 - 5	0.34 - 0.80	(1)	June 2007
168,333	168,333	2 - 5	0.34 - 0.80	(1)	July 2007
156,242	156,242	2 - 5	0.34 - 0.74	(1)	August 2007
85,833	85,833	3 - 5	0.19 - 0.74	(1)	September 2007
71,666	71,666	3 - 5	0.34	(1)	October 2007
72,083	72,083	3 - 5	0.25 - 0.34	(1)	November 2007
714,083	714,083	3 - 5	0.17 - 0.34	(1)	December 2007
72,083		3 - 5	0.25 - 0.34	(1)	January 2008
60,833		3 - 5	0.25 - 0.34	(1)	February 2008
60,833		3 - 5	0.25 - 0.34	(1)	March 2008
60,833		3 - 5	0.25 - 0.34	(1)	April 2008
35,833		3 - 5	0.25 - 0.34	(1)	May 2008
35,833		3 - 5	0.25 - 0.34	(1)	June 2008
35,833		3 - 5	0.25 - 0.34	(1)	July 2008
35,841		3 - 5	0.25 - 0.34	(1)	August 2008
27,500		4 - 5	0.25 - 0.34	(1)	September 2008
27,500		4 - 5	0.25 - 0.34	(1)	October 2008
27,500		4 - 5	0.25 - 0.34	(1)	November 2008
27,508		4 - 5	0.25 - 0.34	(1)	December 2008
417		5	0.25		January 2009
417		5	0.25		February 2009
417		5	0.25		March 2009
417		5	0.25		April 2009
417		5	0.25		May 2009
417		5	0.25		June 2009
417		5	0.25		July 2009
417		5	0.25		August 2009
417		5	0.25		September 2009
409		5	0.25		October 2009
11,094,864	10,582,772

(1) In February 2008, as a result of the transaction described in footnote 13 - subsequent events, item (7), the exercise price of 1,300,000 options issued to Stephen Sperco which vests during the period from December 31, 2006 through December 31, 2008 was reduced to $0.0333334.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

SUMMARY OF STOCK WARRANTS
	NUMBER OF SHARES UNDER WARRANTS	EXERCISE PRICES ($)	WEIGHTED AVERAGE EXERCISE PRICE ($)	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2005	3,673,337	0.50 - 5.00	1.01
Granted	6,182,131	0.50 - 1.00	0.79
Exercised	(50,000)	1.00	1.00
Forfeited	(56,250)	0.75 - 1.00	0.85
Outstanding at December 31, 2006	9,749,218	0.50 - 5.00	0.83
Granted	8,925,000	0.17 - 1.00	0.28
Forfeited	(116,000)	0.50 - 2.00	0.71
Outstanding and Exercisable at December 31, 2007	18,558,218		0.54	3.57

The weighted average grant date fair value of warrants granted during the years 2007 and 2006 was $0.54 and $0.78, respectively. There was no aggregate intrinsic value of the warrants at December 31, 2007 or any intrinsic value for those warrants that were exercised during the two years ended December 31, 2007.

Warrant Expiration Summary

NUMBER OF COMMON STOCK EQUIVALENTS	CURRENTLY EXERCISABLE	EXPIRATION DATE	REMAINING CONTACTUAL LIFE (YEARS)	EXERCISE PRICE ($)

100,000	100,000	February 2008	1	1.00
15,000	15,000	March 2008	1	4.00
1,408,630	1,408,630	March 2008	1	1.00
300,000	300,000	June 2008	1	1.25
300,000	300,000	June 2008	1	1.00
25,000	25,000	July 2008	1	3.80
75,000	75,000	July 2008	1	1.25
75,000	75,000	July 2008	1	1.00
5,000	5,000	November 2008	1	5.00
2,500	2,500	November 2008	1	2.00
540	540	November 2008	1	0.20
83,750	83,750	March 2009	2	1.00
510,000	510,000	October 2010	3	0.50
826,667	826,667	October 2010	3	0.17	(1)
20,000	20,000	December 2010	3	1.00
193,333	193,333	February 2011	4	0.75
96,667	96,667	February 2011	4	1.00
80,000	80,000	March 2011	4	0.75
40,000	40,000	March 2011	4	1.00
349,866	349,866	May 2011	4	0.17	(1)
80,000	80,000	May 2011	4	1.00
216,667	216,667	June 2011	4	0.75
108,333	108,333	June 2011	4	1.00
120,000	120,000	July 2011	4	0.75
60,000	60,000	July 2011	4	1.00
358,265	358,265	July 2011	4	0.17	(1)
410,000	410,000	August 2011	4	0.75
205,000	205,000	August 2011	4	1.00
460,000	460,000	September 2011	4	0.75
230,000	230,000	September 2011	4	1.00
420,000	420,000	October 2011	4	0.75
210,000	210,000	October 2011	4	1.00
1,374,000	1,374,000	November 2011	4	0.75	(2)
694,000	694,000	November 2011	4	1.00	(2)
120,000	120,000	December 2011	4	0.75
60,000	60,000	December 2011	4	1.00
490,000	490,000	February 2012	5	0.75	(2)
245,000	245,000	February 2012	5	1.00	(2)
400,000	400,000	March 2012	5	0.75	(2)
200,000	200,000	March 2012	5	1.00	(2)
60,000	60,000	May 2012	5	0.75
30,000	30,000	May 2012	5	1.00
6,000,000	6,000,000	June 2012	5	0.17	(1)
1,500,000	1,500,000	July 2012	5	0.17	(1)
18,558,218	18,558,218

(1) In February 2008, as a result of the transaction described in footnote 13 - subsequent events, item (6), certain adjustment provisions in these warrant agreements were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase these shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

(2) In February 2008, as a result of the transaction described in footnote 13 - subsequent events, item (7), the exercise price of 900,000 warrants issued to SAI Corporation and Stephen Sperco and his assigns, which expire during these periods was reduced to $0.0333334.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

EQUITY TRANSACTIONS

During 2007, Bluegate completed the following equity transactions:

COMMON STOCK:

Issuance of common stock and warrants for cash:

(1)              During the quarter ended March 31, 2007, we issued 800,000 shares of common stock, warrants for 800,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 400,000 shares of our common stock at an exercise price of $1.00 per share, for $400,000 in connection with a private placement of our securities. The relative fair value of the stock and warrants in these transactions were $108,576 and $291,424, respectively. In February 2008, as a result of the transaction described in footnote 13 - subsequent events, item (7), the exercise prices of $0.75 and $1.00 related to 400,000 and 200,000 warrants issued during this period, respectively, were reduced to $0.0333334.

(2)              In July 2007, we issued 600,000 shares of common stock and warrants for 1,500,000 shares of our common stock at an exercise price of $0.17 per share for $300,000 in connection with a private sale of our securities to two officers of Bluegate, Manfred Sternberg, Chief Strategy Officer and William Koehler, President and COO and one other investor. The fair value of the warrants was $553,805 on the date of issuance. Because the warrants were granted to related parties and the exercise price on the grant date was below the market price of our stock, we expensed $553,805 in July 2007 related to these transactions. In February 2008, as a result of the transaction described in footnote 13 - subsequent events, item (6), certain adjustment provisions in these warrant agreements were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 1,500,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

(3)              In September 2007, as a result of the preferred stock transaction described above, certain adjustment provisions in Bluegate’s previous convertible note agreements and warrant agreements issued in September 2005 and subsequently, were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 1,534,800 shares of our common stock at $0.50 per share was reduced to $0.17 per share and further reduced in February 2008 to $0.0333334 as a result of the transaction described in footnote 13 - subsequent events, item (6).

Issuance of common stock for employee compensation:

(4)              In January 2007, we issued 150,000 shares of common stock to an employee for compensation. The common stock had a market value of $142,500 based on the closing price of the stock on the date of grant. We expensed $142,500 in quarter ending March 31, 2007 related to this transaction.

Issuance of common stock for outside services:

(5)              In January 2007, we issued 300,000 shares of common stock to a consultant for services rendered. The common stock had a market value of $225,000 based on the closing price of the stock on the date of grant. We expensed $225,000 in the quarter ending March 31, 2007 related to this transaction.

(6)              In February and March 2007, we issued 21,773 shares of common stock valued at $19,525 based on the closing price of the stock on the date of grant as payment to a consultant and two vendors for services rendered. We expensed $19,525 in the quarter ending March 31, 2007 related to this transaction.

(7)              In March 2007, we issued 100,000 shares of common stock to a consultant for services rendered. The common stock had a market value of $85,000 based on the closing price of the stock on the date of grant. We expensed $85,000 in quarter ending March 31, 2007 related to this transaction.

(8)              In December 2007, we issued 200,000 shares of common stock to consultants for services rendered. The common stock had a market value of $26,000 based on the closing price of the stock on the date of grant. We expensed $26,000 in 2007 related to this transaction.

Issuance of common stock for delay in filing a registration statement:

(9)              The warrants issued in the transactions recorded in the period January 1, 2006 through June 30, 2006 were subject to registration rights agreements which required Bluegate to register the underlying shares by November 30, 2006 or pay liquidated damages of 1.5% of the purchase price of the investment each month the shares were not registered. In May 2007, we paid liquidated damages of $29,250 by issuing 36,585 restricted shares of common stock covering the period from December 1, 2006 through May 31, 2007. In August 2007, we paid liquidated damages of $4,875 by issuing 10,031 restricted shares of common stock covering the period from June 1, 2006 through August 31, 2007. The amount of liquidated damages totaling $34,125 was recorded as compensation expense.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

(10)              The warrants issued in the transactions recorded in the period from July 1, 2006 through March 31, 2007 were subject to a registration rights agreement which required Bluegate to register the underlying shares by June 30, 2007 or pay liquidated damages of 1.5% of the purchase price of the investment each month the shares were not registered. In August 2007, we paid liquidated damages of $64,530 by issuing 145,112 restricted shares of common stock covering the period from July 1, 2006 through August 31, 2007. Among those investors were four affiliates who received the following amounts of stock as liquidated damages: 13,500 shares to SAI Corporation; 6,750 shares to Stephen Sperco; 7,493 shares to Manfred Sternberg; 6,750 shares to William Koehler. The liquidated damages of $64,530 were recorded as compensation expense.

We filed with the Securities and Exchange Commission a Registration Statement which was effective as of August 30, 2007 with respect to these securities. As of September 30, 2007 there is no liability related to the registration rights agreements.

Issuance of common stock and warrants for services and accounts payable:

(11)              In February 2007, we issued 90,000 shares of our common stock, warrants to purchase 90,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 45,000 shares of our common stock at an exercise price of $1.00 per share. The fair value of the shares and warrants issued was $146,145 based upon the closing price of the stock on the date of grant and the Black-Scholes valuation of the warrants. $15,000 of common stock and warrants was issued to settle prior year accounts payable and $131,145 was expensed in the current year. The warrants vest immediately and expire in February 2012.

(12)              In May 2007, we issued 60,000 shares of our common stock, warrants to purchase 60,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 30,000 shares of our common stock at an exercise price of $1.00 per share. The fair value of the shares and warrants issued was $41,705 based upon the closing price of the stock on the date of grant and the Black-Scholes valuation of the warrants. The warrants vest immediately and expire in May 2012.

(13)              In September 2007, we issued 100,000 shares of our common stock to a consultant to settle a prior year accounts payable. The common stock had a market value of $25,002 based on the closing price of the stock on the date of grant.

Contingent shares issued for Trilliant acquisition:

(14)              Effective September 30, 2007, we recorded the issuance of 419,753 shares of common stock valued at $33,580 to Trilliant Corporation in accordance with the asset sale and purchase agreement dated September 15, 2005, pertaining to the acquired business’ revenue after the second year. As a result of this transaction, $33,580 was recorded as an expense.

Stock options issued for services:

(15)              During the year ended December 31, 2007, Bluegate expensed $1,954,758 related to previously issued stock options that vested during the period.

(16)              The following table summarizes stock options issued to employees during the year ended December 31, 2007:

	Exercise	Fair	Expiration	Vesting	2007
Options	Price	Value	Date	Period	Expense
50,000	$0.80 (a)	$35,858	1/15/2012	Through 12/08	$17,928
75,000	0.75 (a)	50,426	2/2/2012	Through 1/08	46,222
100,000	0.75 (a)	67,234	2/5/2012	Immediately	67,234
50,000	0.86 (a)	38,548	2/19/2012	Immediately	38,548
50,000	0.82 (a)	36,755	3/19/2012	Immediately	36,755
50,000	0.80 (a)	35,858	4/16/2012	Through 1/08	32,274
10,000	0.50 (a)	4,482	5/15/2012	Immediately	4,482
150,000	0.50	67,234	6/25/2012	Immediately	67,234
25,000	0.50 (a)	11,206	6/29/2012	Immediately	11,206
10,000	0.39 (a)	3,496	7/15/2012	Immediately	3,496
10,000	0.19	1,703	9/17/2012	Immediately	1,703
5,000	0.25	837	9/24/2012	Through 12/07	837
10,000	0.25	1,208	11/26/2012	Through 10/09	100
37,000	0.25	4,125	12/14/2012	Immediately	4,125
100,000	0.17 (b)	15,240	12/31/2012	Immediately	15,240
100,000	0.17	15,240	12/31/2012	Immediately	15,240
100,000	0.17	15,240	12/31/2012	Immediately	15,240
100,000	0.17	15,240	12/31/2012	Immediately	15,240
100,000	0.17	15,240	12/31/2012	Immediately	15,240
100,000	0.17	15,240	12/31/2012	Immediately	15,240
1,232,000		$450,410			$423,584

(a) In December 2007, the exercise prices of these common stock options were reduced to $0.34.

(b) In February 2008, as a result of the transaction described in footnote 13 - subsequent events, item (7), the exercise price of 100,000 options issued to Stephen Sperco was reduced to $0.0333334.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

Employee stock options repriced:

(17)              In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, $47,394 was recorded as compensation expense.

Bluegate used the Black-Scholes option pricing model to value stock options and warrants using the following assumptions: number of options as set forth in the option agreements; no expected dividend yield; expected volatility of 202%; risk-free interest rates of 5.0%; and expected terms based on the period of time expected to elapse until exercise. When applicable, Bluegate uses the simplified method of calculating expected term as described in SAB 107.

During 2006, Bluegate completed the following equity transactions:

Issuance of common stock and warrants for cash:

(1)              In February 2006, we issued 50,000 shares of common stock for $50,000 proceeds from the exercise of a warrant.

(2)              In February and March 2006, we issued 273,333 shares of common stock, warrants for 273,333 shares of our common stock at an exercise price of $0.75 per share and warrants for 136,667 shares of our common stock at an exercise price of $1.00 per share, for $205,000 in connection with a private placement of our securities. Bluegate evaluated the freestanding warrants to determine if they were within the scope of SFAS 133 and EITF 00-19. Part of this evaluation considered the ‘Liquidated Damages’ provision in the ‘Registration Rights Agreement’ that covers both the warrants and the common stock. Bluegate concluded that the settlement in “Unregistered Shares” was more economical, therefore the “Liquidated Damages” provision did not create a defect in the warrant evaluation and the freestanding warrants should not be classified as a liability and therefore are not subject to SFAS 133.

(3)              In May 2006 we issued 160,000 shares of stock, warrants for 160,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 80,000 shares of our common stock at an exercise price of $1.00 per share, for cash consideration of $120,000 in connection with a private placement.  Bluegate evaluated the freestanding warrants to determine if they were within the scope of SFAS 133 and EITF 00-19. Part of this evaluation considered the ‘Liquidated Damages’ provision in the ‘Registration Rights Agreement’ that covers both the warrants and the common stock. Bluegate concluded that the settlement in “Unregistered Shares” was more economical, therefore the “Liquidated Damages” provision did not create a defect in the warrant evaluation and the freestanding warrants should not be classified as a liability and therefore are not subject to SFAS 133.

(4)              During the quarter ended September 30, 2006, we issued 990,000 shares of common stock, warrants for 990,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 495,000 shares of our common stock at an exercise price of $1.00 per share, for $495,000 in connection with a private placement of our securities. Bluegate evaluated the freestanding warrants to determine if they were within the scope of SFAS 133 and EITF 00-19. Part of this evaluation considered the ‘Liquidated Damages’ provision in the ‘Registration Rights Agreement’ that covers both the warrants and the common stock. Bluegate concluded that the settlement in “Unregistered Shares” was more economical, therefore the “Liquidated Damages” provision did not create a defect in the warrant evaluation and the freestanding warrants should not be classified as a liability and therefore are not subject to SFAS 133.

(5)              During the quarter ended December 31, 2006, we issued 1,200,000 shares of common stock, warrants for 1,200,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 600,000 shares of our common stock at an exercise price of $1.00 per share, for $600,000 in connection with a private placement of our securities. Bluegate evaluated the freestanding warrants to determine if they were within the scope of SFAS 133 and EITF 00-19. Part of this evaluation considered the ‘Liquidated Damages’ provision in the ‘Registration Rights Agreement’ that covers both the warrants and the common stock. Bluegate concluded that the settlement in “Unregistered Shares” was more economical, therefore the “Liquidated Damages” provision did not create a defect in the warrant evaluation and the freestanding warrants should not be classified as a liability and therefore are not subject to SFAS 133. In February 2008, as a result of the transaction described in footnote 13 - subsequent events, item (7), the exercise prices of $0.75 and $1.00 related to 200,000 and 100,000 warrants issued during this period, respectively, were reduced to $0.0333334.

Conversion of preferred stock for common stock:

(6)              In March 2006, we issued 1,418,681 shares of our common stock for conversion of 110.242 shares of our Series A Convertible Non-Redeemable Preferred stock. As a result of this transaction, there are no remaining shares of our Series A Convertible Non-Redeemable Preferred stock outstanding.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

Issuance of common stock for services:

(7)              In February 2006, we issued 200,000 shares of common stock to a consultant for services rendered. The common stock had a market value of $104,000 on the date of issuance. We expensed $104,000 during the quarter ended March 31, 2006.

(8)              In March 2006 a consultant returned, and Bluegate cancelled, 133,000 shares of common stock that was previously issued to the consultant as compensation.  The fair value of the stock cancelled was $87,779.

(9)              In May and June 2006, we issued 105,883 shares of common stock valued at $68,000 for consulting services.

(10)              In September 2006, we issued 138,683 shares of common stock valued at $82,500 as payment to a vendor for services rendered.

(11)              During the quarter ended December 31, 2006, we issued 42,281 shares of common stock valued at $36,190 as payment to two consultants and a vendor for services rendered.

Contingent shares issued for Trilliant acquisition:

(12)              Effective September 30, 2006, we recorded the issuance of 407,407 shares of common stock valued at $301,481 to Trilliant Corporation in accordance with the asset sale and purchase agreement pertaining to the acquired business’ revenue after the first year. (See footnote 3 – Acquisition of Trilliant Corporation Assets). As a result of this transaction, $29,819 was allocated to goodwill and $271,662 was recorded as an expense.

Stock options and warrants issued for services:

(13)              In March 2006 a consultant agreed to forfeit an option to purchase 41,250 shares of our common stock at $1.00 per share.  Bluegate reversed $26,290 of compensation expense related to the option which was previously recorded.

(14              In May 2006, the employment contract of an employee expired and an option to purchase 233,336 shares of our common stock at $1.00 per share was forfeited. Bluegate reversed $35,307 of compensation expense related to the option which was previously recorded during the quarter ended March 31, 2006.

(15)              In June 2006, we issued warrants to purchase 48,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 24,000 shares of our common stock at an exercise price of $1.00 per share to two vendors. The warrants had a market value of $43,756 on the date of grant and expire in June 2011. We expensed $43,756 during the quarter ended June 30, 2006 related to these warrants. In November 2006, in conjunction with a settlement of debt, a vendor agreed to forfeit warrants to purchase 24,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 12,000 shares of our common stock at an exercise price of $1.00 per share. Additionally, the compensation expense recorded relating to the issuance of the warrants to the other vendor was revised based upon the actual date of the issuance of the warrants. The effort of these two transactions was a reduction of $8,220 of compensation expense that was previously recorded during the quarter ended June 30, 2006.

(16)              In November 2006, we issued warrants to purchase 28,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 21,000 shares of our common stock at an exercise price of $1.00 per share to two vendors. The warrants had a market value of $48,366 on the date of grant and expire in November 2011. We expensed $48,366 during the quarter ended December 31, 2006 related to these warrants.

(17)              During the year ended December 31, 2006, Bluegate expensed $909,044 related to previously issued stock options that vested during the period.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

(18)               The following table summarizes stock options issued to employees during the year ended December 31, 2006:

		Exercise	Market	Expiration	Vesting	2006
Grant Date	Options	Price	Value	Date	Period	Expense
1/30/2006	546,600	$0.75	$332,235	1/30/2011	Through 3/08	$166,116
5/1/2006	5,000	0.75	2,540	5/1/2011	Immediately	2,540
6/1/2006	600,000	0.75	328,759	6/1/2011	Through 06/08	109,585
7/24/2006	550,000	0.75	328,811	7/24/2011	Through 09/08	73,068
8/1/2006	1,710,000	0.60	1,022,697	8/1/2011	Through 08/07	639,932
8/17/2006	150,000	0.62	92,701	8/17/2011	Immediately	92,701
9/14/2006	200,000	0.71	141,543	9/14/2011	Through 08/08	23,592
9/21/2006	232,250	0.62	208,469	9/21/2011	Immediately	208,469
9/26/2006	50,000	0.80	39,871	9/26/2011	Through 08/08	6,644
11/1/2006	170,000	0.74	150,856	11/1/2011	Through 04/09	10,058
11/28/2006	1,500,000	0.99	1,480,220	11/28/2011	Immediately	1,480,220
11/28/2006	600,000	0.99	592,088	11/28/2011	Through 05/07	98,681
12/31/2006	1,200,000	0.95 (a)	1,136,330	12/31/2011	Through 12/08	568,165
	7,513,850		$5,857,120			$3,479,771

(a) In February 2008, as a result of the transaction described in footnote 13 - subsequent events, item (7), the exercise price of 1,200,000 options issued to Stephen Sperco was reduced to $0.0333334.

Warrants issued with note payable:

(19)              On July 3, 2006, for consideration of receiving a $100,000 loan from an individual, we issued a note payable and warrant to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share expiring in July 2007.

Issuance of common stock warrants for extension of note repayment:

(20)              In April 2006 we exercised our option to extend the due date of our convertible notes payable by 90 days to July 31, 2006.  As a result, we issued warrants to purchase 349,866 shares of our common stock at $0.75 per share to the note holders, as required by the note agreement. We recorded interest expense of $177,735 in connection with this transaction.

(21)              In July 2006, we exercised our option to extend the due date of the aforementioned convertible notes payable by 90 days to October 31, 2006.  As a result, we issued warrants to purchase 358,265 shares of our common stock at $0.50 per share to the note holders, as required by the note agreement. We recorded interest expense of $214,328 in connection with this transaction.

Issuance of common stock and warrants for registration rights extension:

(22)              On March 31, 2006 certain adjustment provisions contained in Bluegate's convertible notes payable warrants issued in September 2005 were triggered.  Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 666,667 shares of our common stock at $1.00 per share was reduced to $0.75 per share (See item 24 below).

(23)              On June 30, 2006, we issued 216,667 shares of our common stock, warrants for 216,667 shares of our common stock at an exercise price of $0.75 per share and warrants for 108,333 of our common stock at an exercise price of $1.00 per share, for consideration of the investors agreement to extend Bluegate’s obligations pursuant to the Registration Rights Agreement until November 30, 2006.  The fair value of the stock and warrants issued was $350,743. Bluegate evaluated the freestanding warrants to determine if they were within the scope of SFAS 133 and EITF 00-19. Part of this evaluation considered the ‘Liquidated Damages’ provision in the ‘Registration Rights Agreement’ that covers both the warrants and the common stock. Bluegate concluded that the settlement in “Unregistered Shares” was more economical, therefore the “Liquidated Damages” provision did not create a defect in the warrant evaluation and the freestanding warrants should not be classified as a liability and therefore are not subject to SFAS 133.

(24)              On June 30, 2006, in conjunction with the transaction to extend Bluegate’s obligations pursuant to the Registration Rights Agreement(see item 23 above), certain adjustment provisions in Bluegate’s convertible note agreements and warrant agreements issued in September 2005 were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 666,667 shares (see item 22 above) and 349,866 shares (see item 20 above) of our common stock at $0.75 per share was reduced to $0.50 per share.

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

Conversion of note payable for common stock:

(25)              On October 31, 2006, we issued 66,000 shares of common stock for the conversion of a note payable plus accrued interest amounting to $33,000.

Conversion of related party debt for common stock and warrants:

(26)              In November 2006 we issued 422,000 shares of stock, warrants for 422,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 211,000 shares of our common stock at an exercise price of $1.00 per share, for conversion of related party debt of two individuals totaling $211,000. The warrants vest immediately and expire in November 2011. The excess of the fair value of the stock and warrants issued over the debt converted totaled $831,607 and was recorded as compensation expense.

Issuance of common stock and warrants for extinguishment of debt:

(27)              In November 2006 we issued 240,000 shares of stock, warrants for 240,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 120,000 shares of our common stock at an exercise price of $1.00 per share, for the extinguishment of outstanding debt to a consultant totaling $120,000. The warrants vest immediately and expire in November 2011. The excess of the fair value of the stock and warrants issued over the debt extinguished was $472,952 and was recorded as a loss on debt extinguishment.

10.              COMMITMENTS AND CONTINGENCIES

Lease Commitment
The Company operates from leased office space under an operating lease that expires in November 2013, however, the Company has the option to terminate the lease on May 1, 2011 upon giving appropriate notice. The lease includes provisions for increases to rental payments should certain costs of the landlord increase. Future base annual lease payments due under the lease are as follows:

Year	Payments
2008 through 2012	$105,705
2013	96,896

Rent expense incurred under operating leases for years ended December 31, 2007 and 2006 was $105,705 and $130,275, respectively. During the years ended December 31, 2007 and 2006, the Company received sublease income of $3,000 and $11,090, respectively.

Contingencies

The Company from time to time is involved in disputes. In the opinion of management, no pending or known threatened claims or actions against the Company are expected to have a material adverse effect on Bluegate's consolidated financial position, results of operations or cash flows. With respect to such matters, management believes that it has adequate legal defenses that can be asserted and Bluegate intends to defend any pending or known threatened claims or actions vigorously; however, the Company cannot predict with certainty and there can be no assurance as to the ultimate outcome or effect of any claims or disputes.

 11.              RELATED PARTY TRANSACTIONS

During the years ended December 31, 2007 and 2006, the Company engaged in related party transactions as follows:

Unsecured notes payable: During 2006, the Company entered into a line of credit agreement with Manfred Sternberg ("MS"), Chief Strategy Officer and William Koehler ("WK"), President and COO, for Bluegate to borrow up to $500,000 from each of them. As of December 31, 2006, the Company had borrowed $80,264 and $41,910 from MS and WK, respectively. During 2007, the Company entered into a line of credit agreement with SAI Corporation ("SAIC"), a corporation controlled by our CEO, Stephen Sperco (“SS”), to borrow up to $500,000. As of December 31, 2007, the Company had borrowed $76,169, $36,569 and $500,000 from MS, WK and SAIC, respectively. On February 28, 2008, the line of credit agreement with SAIC was amended to increase the borrowing to $700,000 and on February 28, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes. As condition to and as additional consideration for SAIC’s agreement to lend the funds to the Company, the Company granted SAIC a security interest in its assets as more specifically detailed in the Promissory Note and Security Agreement, and increased the interest rate from 12% to 15% per annum. See subsequent events footnote 13, item (7) below.

The notes are due upon demand and are described in Note 7. During the years ended December 31, 2007 and 2006, the Company incurred interest expense on the related party notes payable debt of $34,335 and $34,581, respectively.
F23

BLUEGATE CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
__________

Accrued liabilities to related parties:
Until the company achieves a net positive cash flow from operations, MS, WK and SS have agreed not to cash their payroll or expense reimbursement checks issued to them for the period from July 1, 2007 through December 31, 2007. As of December 31, 2007, $322,926 of payroll and expense reimbursement checks have not been cashed and are included under the caption accrued liabilities to related parties totaling $344,598 on the balance sheet.

As of December 31, 2007, $31,667 of fees accrued to Board of Director members MS ($10,000); WK ($10,000); SS ($5,000) and Dale Geary ($6,667) are included under the caption accrued liabilities to related parties totaling $344,598 on the balance sheet.

Accounts payable to related party:
SS is the founder and President of Sperco Associates, Inc. (“SAI”) and Sperco Technology Group, L.L.C. (“STG”). Both organizations are privately held consulting firms that focus in the areas of Telecommunications and Information Technology systems. The organizations provide independent, third party consulting, planning, and facilities management services.

During 2006, the Company incurred $40,000 of consulting services from SAI and during 2007 the Company incurred $266,483 of consulting services from STG. At December 31, 2007 and 2006, $40,089 is payable to STG and $40,000 is payable to SAI, respectively and are included under the caption accounts payable to related party on the balance sheet.

During the years ended December 31, 2007 and 2006, the Company incurred interest expense on the related party accounts payable debt of $2,246 and -0-, respectively.

12.              MAJOR CUSTOMERS AND MAJOR VENDORS

Major Customers.  During 2007, our top five customers accounted for 37% of our service revenue and no single customer accounted for more than 13% of service revenue.

Major Vendors. During 2007, our top five vendors accounted for 66% of our purchases and no single vendor accounted for more than 18% of purchases.

13.              SUBSEQUENT EVENTS

(1)              In January 2008, we issued an option to purchase 60,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $7,245 on the date of grant, vests through December 2009 and expires in January 2013. We expensed $906 in the quarter ending March 31, 2008 related to this option.

(2)              In January 2008, we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $840 on the date of grant, vests through December 2008 and expires in January 2013. We expensed $210 in the quarter ending March 31, 2008 related to this option.

(3              In January 2008, we issued an option to purchase 5,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $465 on the date of grant, vests through December 2008 and expires in January 2013. We expensed $116 in the quarter ending March 31, 2008 related to this option.

(4)              In January 2008, we issued 170,000 shares of common stock, warrants for 130,000 shares of our common stock at an exercise price of $0.17 per share, warrants for 40,000 shares of our common stock at an exercise price of $1.00 per share for $85,000 in connection with a private placement of our securities. The relative fair value of the stock and warrants in these transactions were $70,223 and $14,777, respectively. As part of the $85,000 consideration, 510,000 previously issued warrants with exercise prices ranging from $0.75 to $1.25 were reduced to $0.17. The expiration date for 100,000 previously issued warrants was extended to January 22, 2011. All other terms of the warrant agreements remained the same.

(5)              In February 2008, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $3,743 on the date of grant, vested immediately and expires in February 2011. We expensed $3,743 in the quarter ending March 31, 2008 related to this option.

F24

(6)              On February 14, 2008, we finalized and consummated a transaction with a deemed effective date of February 1, 2008 whereby we issued 9,150,000 shares of stock for the conversion of related party debts of directors totaling $305,000 and we issued 300,000 shares of stock to two managers for $10,000. The conversion and purchase price per share was $0.0333334. The excess of the fair value of the stock over the debt converted and shares purchased totaled $535,500 and was recorded as compensation expense. The following individuals or related entities converted debt and received the following shares: (i) Stephen Sperco, Director and CEO, received 3,000,000 shares; (ii) SAI Corporation, an entity controlled by Stephen Sperco, received 1,500,000 shares; (iii) Manfred Sternberg, Director and Chief Strategy Officer, received 2,400,000 shares; (iv) William Koehler, Director and President, received 2,100,000 shares; and, (v) Dale Geary, Director, received, 150,000 shares. The following members of management purchased the following shares: Charles Leibold, CFO, purchase 150,000 shares; and, Larry Walker, President of Trilliant Technology Group, Inc., our 100% owned subsidiary, purchased 150,000 shares.

As a result of the February 14, 2008 transaction: (1) certain adjustment provisions in a previous convertible note agreements and warrant agreements issued in September 2005 and subsequent, were triggered and pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 1,534,800 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share; and, (2) certain adjustment provisions in previous warrant agreements issued in June and July 2007, were triggered and pursuant to the adjustment provisions, the exercise price of previously issued warrants to purchase 7,500,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

 (7)              As disclosed in the above footnotes 7 and 11, Notes Payable and Related Party Transactions, respectively, during 2007 the Company entered into a line of credit agreement with SAI Corporation (“SAIC”), a corporation controlled by our CEO, Stephen Sperco, to borrow up to $500,000 and, as of December 31, 2007 the Company had borrowed $500,000 from SAIC. On February 28, 2008, the line of credit agreement was amended to increase the borrowing to $700,000 and on February 28, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes.

As condition to and as additional consideration for SAIC’s agreement to lend the funds to the Company, the Company (i)granted SAIC a security interest in its assets as more specifically detailed in the Promissory Note and Security Agreement, and increased the interest rate from 12% to 15% per annum; (ii) reduced the exercise price on 2,200,000 existing warrants and options issued to SAIC and Stephen Sperco, and their assigns, from the current per share exercise prices of $0.17, $0.34, $0.75 and $1.00 to $0.0333334 per share; and (iii) granted 1,000,000 new warrants to SAIC with an exercise price of $0.0333334 per share that expire February 28, 2013. The fair value of the 1,000,000 warrants was $109,028 on the date of issuance. Because the warrants were granted to a related party and the exercise price on the grant date was below the market price of our stock, we expensed $109,028 in February 2008 related to this transaction.

The company currently has outstanding: (i) 24,783,565 shares of common stock; (ii) 19,728,220 warrants; (iii) 11,219,864 options; and, (iv) preferred stock that are convertible into 1,200,000 shares of common stock, resulting in on a fully diluted basis, 56,931,649 shares of common stock. However, the company currently has only 50,000,000 shares of common stock authorized by our Articles of Incorporation. If all of the holders of warrants, options, convertible debt and preferred stock requested to exercise or convert all of the warrants, options, convertible debt and preferred stock, we would be unable to accommodate 6,931,649 shares of common stock in those requests. The company could have liability in the future if an option holder, warrant holder, preferred stock holder or holder of convertible debt desires to exercise or convert but cannot because we do not have enough unissued common stock available for issuance. However, the following individuals or entities have waived their reservation of common stock underlying options and warrants until such time that the board of directors deems the waiver is not necessary as follows: Stephen Sperco and related entity (3,000,000 shares); Manfred Sternberg and related entities (2,000,000 shares); and William Koehler (2,000,000 shares).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENT

This Management's Discussion and Analysis should be read in conjunction with the audited financial statements and notes thereto set forth herein.

Certain statements contained in this report, including, without limitation, statements containing the words, "likely," "forecast," "project," "believe," "anticipate," "expect," and other words of similar meaning, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revision of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments. In addition to the forward-looking statements contained in this Form 10-KSB, the following forward-looking factors could cause our future results to differ materially from our forward-looking statements: competition, capital resources, credit resources, funding, government compliance and market acceptance of our products and services.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon financial statements which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an ongoing basis, we evaluate these estimates.  We base our estimates on historical experience and on assumptions that are believed to be reasonable.  These estimates and assumptions provide a basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions, and these differences may be material.

We believe that the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

REVENUE RECOGNITION.  Revenue, which includes licensing revenue, is recognized based upon contractually determined monthly service charges to individual customers. Some services are billed in advance and, accordingly, revenues are deferred until the period in which the services are provided.  At December 31, 2007, total deferred service revenue was $153,579.

STOCK-BASED COMPENSATION.  Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") established financial accounting and reporting standards for stock-based employee compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. In January 2006, Bluegate implemented SFAS No. 123R, and accordingly, Bluegate accounts for compensation cost for stock option plans in accordance with SFAS No. 123R.

GOING CONCERN.
We remain dependent on outside sources of funding for continuation of our operations.  Our independent auditors issued a going concern qualification in their report dated March 5, 2008, which raises substantial doubt about our ability to continue as a going concern.

During the years ended December 31, 2007 and 2006, we have been unable to generate cash flows sufficient to support our operations and has been dependent on debt and equity raised from qualified individual investors.  We experienced negative financial results as follows:

	2007	2006
Net loss attributable to common shareholders	$(5,726,080)	$(9,191,559)
Negative cash flow from operations	(1,923,684)	(1,039,364)
Negative working capital	(1,134,965)	(1,165,572)
Stockholders’ deficit	(1,064,665)	(1,061,238)

These factors raise substantial doubt about our ability to continue as a going concern.  The financial statements contained herein do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should we be unable to continue in existence.  Our ability to continue as a going concern is dependent upon our ability to generate sufficient cash flows to meet our obligations on a timely basis, to obtain additional financing as may be required,  and ultimately to attain profitable operations.  However, there is no assurance that profitable operations or sufficient cash flows will occur in the future.

We have supported current operations by: (1) raising additional operating cash through the private sale of our preferred and common stock, (2) selling convertible debt and common stock to certain key stockholders and (3) issuing stock and options as compensation to certain employees and vendors in lieu of cash payments.

These steps have provided us with the cash flows to continue our business plan, but have not resulted in significant improvement in our financial position. We are considering alternatives to address our cash flow situation that include: (1) raising capital through additional sale of our common stock and/or debt Securities and (2) reducing cash operating expenses to levels that are in line with current revenues.

These alternatives could result in substantial dilution of existing stockholders. There can be no assurance that our current financial position can be improved, that we can raise additional working capital or that we can achieve positive cash flows from operations. Our long-term viability as a going concern is dependent upon the following:

-        Our ability to locate sources of debt or equity funding to meet current commitments and near-term future requirements.

-        Our ability to achieve profitability and ultimately generate sufficient cash flow from operations to sustain our continuing operations.

Our operations are located in Houston, Texas. Bluegate provides the nation's only Medical Grade Network® that facilitates physician and clinical integration between hospitals and physicians in a secure private environment.  As a leader in providing the healthcare industry outsourced Information Technology (IT) solutions and remote IT management services, Bluegate provides hospitals and physicians with a single source solution for all of their clinical integration and IT needs.  Additionally Bluegate provides IT and telecommunications consulting through its professional services organization.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007 COMPARED TO THE YEAR ENDED DECEMBER 31, 2006

During the year ended December 31, 2007, our service revenue was $5,835,075 compared to $3,707,908 for the year ended December 31, 2006.  This represents an increase of $2,127,167 and is primarily attributable to our professional service business and our efforts to market our Medical Grade Network® business.

Our cost of services for the year ended December 31, 2007 was $3,140,590 compared to $1,742,420 for the year ended December 31, 2006.  The increases in cost of services of $1,398,170 is due to the increase in the costs associated with the increase in our professional service business and interconnect fees and costs associated with the expansion of our Medical Grade Network® services.

Our gross profit for the year ended December 31, 2007 was $2,694,485 compared to $1,965,488 for the year ended December 31, 2006.  Our gross profit as a percentage of sales decreased to 46% in 2007 from 53% in 2006 due to an increase in the cost of products and services incurred during 2007.

We incurred selling, general and administrative (SG&A) expenses of $1,765,175 for the year ended December 31, 2007 compared to $1,762,379 for the year December 31, 2006.  The increase in SG&A of $2,796 was due primarily to the expansion of our sales and marketing efforts partially offset by the implementation of our cost reduction measures beginning in the third quarter of 2007.

We incurred a decrease in compensation expense of $2,074,628 from $8,050,860 in 2006 to $5,976,232 in 2007. The decrease was due primarily to the implementation of our cost reduction measures beginning in the third quarter of 2007.

For the year ended December 31, 2007 there was no goodwill impairment or loss on debt extinguishment compared to a goodwill impairment of $113,021 and loss on debt extinguishment of $472,952 in 2006.

Interest expense decreased $697,250 in 2007 from $771,916 in 2006 to $74,666 in 2007 as a result of issuing common stock warrants for the extension of repayments of the convertible notes payable in 2006.

We incurred a net loss of $5,126,080 for the year ended December 31, 2007 compared to a net loss of $9,191,559 for the year ended December 31, 2006, or an overall decrease of $4,065,479. The decrease is primarily attributable to the following:

(1)           The increases in cost of services of $1,398,170 is due to the increase in the costs associated with the increase in our professional service business and interconnect fees and costs associated with the expansion of our Medical Grade Network® services.

(2)           The increase in SG&A of $2,796 is was due primarily to the expansion of our sales and marketing efforts partially offset by the implementation of our cost reduction measures beginning in the third quarter of 2007.

(3)           We incurred a decrease in compensation expense of $2,074,628 due primarily to the implementation of our cost reduction measures beginning in the third quarter of 2007.

(4)           For the year ended December 31, 2007 there were no goodwill impairment or loss on debt extinguishment compared to a goodwill impairment of $113,021 and loss on debt extinguishment of $472,952 in 2006.

(5)           Interest expense decreased $697,250 in 2007 from $771,916 in 2006 to $74,666 in 2007 as a result of issuing common stock warrants for the extension of repayments of the convertible notes payable in 2006.

(6)           The net loss attributable to common shareholders was $5,726,080 for the year ended December 31, 2007 due to a deemed dividend of $600,000 on preferred shares and common stock warrants issued during the second quarter of 2007.

FORECAST FOR OUR CUSTOMER BASE

The increased reliance on IT and Telecommunications to manage costs and deploy enhanced business solutions has created an ideal business environment for Bluegate in 2007 and beyond.  This trend is particularly evident in Healthcare where the roll-out of Electronic Medical Records and cost control initiatives are National priorities.

Medical Grade Network®
During 2006 we commenced our national marketing efforts to hospital systems and were successful in securing two initial projects for hospitals outside of Texas. We expect additional successes in the near future and, as a result, we believe that our revenue growth will increase in 2008.

At December 31, 2007, we had approximately 1,100 Medical Grade Network® customers which we forecast will decrease through 2008. In October 2007, one of the healthcare systems that we contracted with to provide managed security services to their physicians, notified their physicians that effective January 1, 2008 they would no longer subsidize those costs. Through a joint effort with that healthcare system, we are in the process of contacting those physicians and offering uninterrupted service for their practices. We anticipate the effects of this effort will not be finalized until the second quarter of 2008.

Professional Services
Our Professional Services organization has been growing in both Healthcare and other industry verticals.  We have put particular focus on the delivery of Implementation Project Management service.

LIQUIDITY AND CAPITAL RESOURCES

Operations for the year ended December 31, 2007 have been funded by the issuance of preferred and common stock and options for cash in private transactions and loans from related parties. Bluegate has continued to take steps to reduce its monthly operating expenses relating to its core business and has expanded its efforts in creating a market for its Professional Services organization.

As of December 31, 2007, our cash on hand was $43,703; total current assets were $467,643, total current liabilities were $1,602,608 and total stockholders’ deficit was $1,064,665. Until the company achieves a net positive cash flow from operations, three of the company’s executive officers agreed not to cash their payroll or expense reimbursement checks issued to them since July 1, 2007. As of December 31, 2007 approximately $313,000 of payroll and expense reimbursement checks have not been cashed and is included under the caption accrued liabilities to related parties totaling $344,598 on the balance sheet. Effective January 1, 2008 the three executives reduced their annual base salaries to $100,000 each and February 1, 2008, the three executives converted a combined total of $300,000 of their related debt into equity.

We intend to use debt to cover the anticipated negative cash flow into the second quarter of 2008, at which time we project to be operating in a positive cash flow mode.  We are seeking additional capital to fund potential costs associated with expansion and/or acquisitions. We believe that future funding may be obtained from public or private offerings of equity securities, debt or convertible debt securities or other sources. Stockholders should assume that any additional funding will likely be dilutive.

Our ability to achieve profitability will depend upon our ability to execute and deliver high quality, reliable connectivity services, expand participation in our Medical Grade Network® and grow our Professional Service organization.

Our growth is dependent on attaining profit from our operations and our raising additional capital either through the sale of stock or borrowing.  There is no assurance that we will be able to raise any equity financing or sell any of our products at a profit.

Our future capital requirements will depend upon many factors, including the following:
-        The cost of operating delivering the Medical Grade Network® services
-        The cost of sales and marketing
-        The rate at which we expand our operations
-        Attractive acquisition opportunities
-        The response of competitors
-        Capital expenditures

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in, nor any disagreements with, our independent auditors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the name, age, positions and offices or employments for the past five years as of December 31, 2007, of our executive officers and directors. Members of the Board of Directors are elected and hold office until their successors are elected and qualified. All of the officers serve at the pleasure of the Board of Directors of the Company.

NAME	AGE	POSITION

Stephen Sperco	54	Director and Chief Executive Officer

Manfred Sternberg	48	Director and Chief Strategy Officer

William Koehler	42	Director and President

Charles Leibold	58	Chief Financial Officer

Dale Geary (a)	50	Director

(a)           Mr. Geary serves on our compensation committee.

Stephen Sperco was appointed the Company’s Chief Operating Officer on December 31, 2006 and then was appointed Chief Executive Officer on April 2, 2007. Mr. Sperco is the founder and President of Sperco Associates, Inc. and Sperco Technology Group, L.L.C. Sperco Associates was founded in 1986 and is headquartered in Chicago, Illinois. Both organizations are privately held consulting firms that focus in the areas of Telecommunications and Information Technology (IT) systems. The organizations provide independent, third party consulting, planning, and facilities management services. The consulting personnel provide services in the area of Telecommunications to support the voice, data, and image requirements of clients. Support in the area of IT systems is provided for the Desktop Computing, Local Area Network (LAN), and Wide Area Network (WAN) requirements of clients. The organizations also provide Management Support, Staff Augmentation, Quality Assurance, and operational functions related to Facilities Management and Outsourcing engagements. The firm has conducted consulting engagements in North America, the United Kingdom, and Europe. The industry focus of Sperco Associates has been in the Private Sector with Financial Services, Insurance, Health Care, and Fortune 1000 organizations. The focus of Sperco Technology Group has been in the Public Sector with Education and Health Care organizations. For IT Infrastructure, Telecommunications, and IT Physical Infrastructure the firms have developed significant expertise in Strategic Planning, Optimization, Design, Procurement, Contract Negotiations, Quality Assurance, and Implementation Project Management. In the areas of Facilities Management and Outsourcing, the firms have developed significant expertise in Organization Management and Planning, Project Management, Strategic Planning, Contract Negotiations, and the management of day-to-day department operations. The firms have extensive experience in the specialty areas of Financial Trading Floors, Call Center Applications, Structured Wiring Systems, Voice Recording/Logging Applications, Interactive Voice Response (IVR) applications, IP Telephony, and Network Optimization. Mr. Sperco is responsible for both the executive management of the consulting firms and the direction of consulting engagements. Mr. Sperco has been a consultant since 1975 and in this capacity has extensive experience with the planning and management of complex engagements. Before founding Sperco Associates, Inc., Mr. Sperco was a principal and Regional Vice President for Marketing and Systems Development Corporation. Marketing and Systems Development Corporation was a telecommunications consulting firm that was subsequently purchased by EDS. Mr. Sperco was with Marketing and Systems Development Corporation for ten years. Mr. Sperco earned a Bachelor of Arts degree in Economics from Middlebury College, Middlebury, Vermont in 1975.

Manfred Sternberg has been our Chief Executive Officer and a Director since 2001. Mr. Sternberg shifted from Chief Executive Officer to Chief Strategy Officer on April 2, 2007. Prior to 2001, Mr. Sternberg was an investor and board member of several broadband providers in Houston, Texas including our predecessor.  He is a graduate of Tulane University and Louisiana State University School of Law. Mr. Sternberg is licensed to practice law in Texas and Louisiana and is Board Certified in Consumer and Commercial Law by the Texas Board of Legal Specialization.

William Koehler has been a Director since May, 2003.  Mr. Koehler was appointed President and Chief Operating Officer in September 2005 after Bluegate acquired substantially all of the assets of Trilliant Corporation, of which Mr. Koehler was a founder and served as President/CEO from 2000 until September 2005.  From 1992 until 2000, Mr. Koehler was the Vice President of Business Development of an Electrical Engineering firm that specialized in the assessment, design and project implementation of technology efforts for their clients.  Mr. Koehler has a BBA from Texas A&M in Business Analysis, with a specialization in Production Operation Management.  Mr. Koehler has spent the last 15 years of his career working in the IT and Professional Services industry and has a broad range of skills.  His experience ranges from the design and management of the implementation of multination voice and data networks to the needs assessment and the development of a Global technology strategy for large multinational corporations.  The customers that Mr. Koehler has worked with include Pennzoil, American General Insurance, Texaco, British Petroleum, Brown and Root and many others.  At the same time he has worked with dozens of school districts by assisting in the development of more cost effective and robust systems in an attempt to help these districts move technology into the classrooms and help children learn.  Mr. Koehler has spoken at many state and local events about technology and continues to look for opportunities to continue this effort.

Charles Leibold became Bluegate's Controller in January 2006 and effective June 1, 2006 he was appointed our Chief Financial Officer. Mr. Leibold began his career with the Big Four accounting firm of Deloitte and Touche. Subsequently, he became Director of International and Domestic Field Audit for the Avis Rent a Car System and Vice President of Finance and Treasurer of AIM Group, Inc., the holding company for Budget Rent a Car franchises. From January 1998 through May 1999, as Manager of AquaSource Inc., he was aggressively involved in the development of a start-up venture experiencing rapid growth through acquisitions. Specifically he was responsible for the successful transition of all of the seller's business into AquaSource. From June 1999 through May 2003, as Vice President and Director of Acquisition Partners, Inc., he directed the strategic planning and staffing of a start-up venture providing acquisitions and divestiture services to its clients. From June 2003 through mid-January 2006, Mr. Leibold provided consulting, accounting and tax services to clients in a wide variety of industries. In addition to having served in key financial management roles for both large and small companies, Mr. Leibold is a Certified Public Accountant and a Member of the Institute of Certified Public Accountants and Texas State Board of Public Accountancy. Mr. Leibold graduated from Pace University with a BBA in Accounting.

Dale Geary was appointed as a Director in June 2007.  Mr. Geary is a Managing Director of SAI Corporation (“SAIC”) which is a control person of Bluegate Corporation.  He has been with SAIC since its inception in 1996.  SAIC is involved in both the investment in, and providing resources to Telecommunications and Information Technology organizations.  At SAIC, Mr. Geary is responsible for client engagements and business development.  Mr. Geary earned a Bachelor of Science degree in Computer Science and Business Administration in 1982 from Northern Illinois University in DeKalb, Illinois.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not have any nominating committee of the Board, or committee performing a similar function. Shareholders may recommend nominees for Director by notifying the Chairman of the Board, Manfred Sternberg, in writing that is mailed to us.

In March 2005, our Board adopted our Audit Committee Charter (the "Charter") which established our Audit Committee. There are no current members of the audit committee and our Board of Directors serves as the audit committee. We are currently pursuing the recruitment of an independent director who is also a financial expert to be the audit committee.

Members of the Board of Directors acting in the capacity of the Audit Committee reviewed and discussed the matters required by SAS 61 and our audited financial statements for the year ending December 31, 2007 with our management and our independent auditors.  The Audit Committee received the written disclosures and the letter from our independent accountants required by Independence Standards Board No. 1 and the Audit Committee discussed with the independent accountant the independent accountant's independence.

In August 2007, our Board adopted our Compensation Committee with Dale Geary serving as its sole member.

BOARD OF DIRECTORS

In June 2007, we increased the size of our Board of Directors to consist of five Directors. We currently have four members of our Board of Directors, who were elected and hold office until their successors are elected and qualified. One board position is vacant. Executive officers are appointed by the Board of Directors and serve until their successors have been duly elected and qualified. There is no family relationship between any of our directors and executive officers.

EXECUTIVE COMPENSATION

The following table sets forth certain information as to our highest paid officers and directors for our fiscal years ended December 31, 2007 and 2006. No other compensation was paid to any such officers or directors other than the compensation set forth below.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (5) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (6) ($)	Total ($)

Manfred Sternberg,	2007		171,679		142,500	15,240			18,000	347,419
Chief Strategy Officer	2006		178,836			1,902,985			12,448	2,094,269

William Koehler,	2007	(1)	150,354			15,240			15,000	180,594
President	2006	(1)	156,479			649,585			11,000	817,064

Stephen Sperco,	2007	(2)	150,392	100,000		15,240			9,000	274,632
CEO	2006	(2)	-	-		568,165				568,165

Charles Leibold,	2007	(3)	138,502	-		15,240			9,000	162,742
CFO	2006	(3)	122,407	20,000		109,585			5,250	257,242

Larry Walker,	2007		119,979			15,240				135,219
President of Trilliant Technology Group, Inc. (100% owned subsidiary)	2006		120,755			233,483				354,238

Richard Yee,	2007	(4)	138,502			-			9,000	147,502
Senior VP of Operations	2006	(4)	122,216			166,116			8,250	296,582

(1)	Mr. Koehler commenced working for the Company in September 2005.
(2)	Mr. Sperco commenced working for the Company on December 31, 2006 and was appointed CEO in June 2007.
(3)	Mr. Leibold commenced working for the Company in January 2006.
(4)	Mr. Yee worked for the Company from February 2006 to January 2008.
(5)
The amounts in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), of outstanding stock options granted as part of the stock option plan. The assumption used in calculating these amounts, as well as a description of our stock option plan, are set forth in Note 9 to our Financial Statements for the year ended December 31, 2007, which is located on pages F-17 through F-25 of our Annual Report on Form 10-KSB. Compensation cost is generally recognized over the vesting period of the award.

(6)	The amounts in this column reflect the travel allowance given to Executive Officers as part of their compensation plan.

EMPLOYMENT AGREEMENTS

In February 2005 we entered into an employment agreement with Manfred Sternberg (the 2005 Sternberg Agreement) for a period of two years at an annual salary of $180,000 per year.  The 2005 Sternberg Agreement replaced the previous agreement with Mr. Sternberg.  The 2005 Sternberg agreement calls for the Company to provide health, dental, vision and any other benefits that the Company may provide to its employees, a monthly automobile allowance of $750 (which was increased to $1,500 during 2006) and reimbursement for up to $1,000 per month in discretionary business related expenses. In addition, the 2005 Sternberg agreement provides for four (4) weeks of vacation per year.  Under the 2005 Sternberg Agreement, the Company issued to Mr. Sternberg the option to purchase the 275,000 shares of our common stock that had vested under his previous agreement at a revised exercise price of $2.00 per share.  We also agreed to issue an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.50 per share.  The option vests as follows: 50,000 shares on the date of grant, and 50,000 shares every month thereafter until fully vested.  The option expires on January 31, 2010. Effective November 28, 2006, we granted Mr. Sternberg 2,100,000 options to purchase common stock at an exercise price of $0.99 per share expiring on November 28, 2011. 1,500,000 of these options vested immediately and the remaining 600,000 options vested at the rate of 100,000 options per month beginning December 1, 2006. These options have piggy-back registration rights. In January 2007, we issued 150,000 shares of common stock to Mr. Sternberg for compensation. In February 2007, Mr. Sternberg’s employment agreement expired. Mr. Sternberg shifted from Chief Executive Officer to Chief Strategy Officer on April 2, 2007. In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 3,375,000 of Mr. Sternberg’s options with exercise prices ranging from $0.50 to $2.00 were reduced to $0.34. Effective December 31, 2007, we granted Mr. Sternberg 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012. In an effort to reduce the company’s cash flow constraints, effective January 1, 2008, Mr. Sternberg’s base salary and monthly auto/transport allowance were reduced to $100,000 and $750, respectively.

In September 2005 we entered into an employment agreement with William Koehler (the Koehler Agreement) for a period of two years at an annual salary of $150,000 per year to serve as President and Chief Operating Officer.  The Koehler Agreement calls for the Company to provide health, dental, vision and any other benefits that the Company may provide to its employees, a monthly automobile allowance of $750 (which was increased to $1,250 during 2006) and reimbursement for up to $1,000 per month in discretionary business related expenses.   In addition, the Koehler Agreement provides for four (4) weeks of vacation per year.  Under the Koehler Agreement, the Company issued to Mr. Koehler an option to purchase 340,000 shares of our common stock at an exercise price of $1.08 per share.  The option vests as follows: 50,000 shares on the date of grant, September 1, 2005 and 290,000 shares on September 1, 2006.  The option expires on August 31, 2010. Effective August 1, 2006, we granted Mr. Koehler 1,200,000 options to purchase common stock at an exercise price of $0.60 per share expiring on August 1, 2011. 600,000 of these options vested immediately and the remaining 600,000 options vested at the rate of 50,000 options per month beginning September 1, 2006. These options have piggy-back registration rights. In September 2007, Mr. Koehler’s employment agreement expired. In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 1,590,000 of Mr. Koehler’s options with exercise prices ranging from $0.50 to $1.08 were reduced to $0.34. Effective December 31, 2007, we granted Mr. Koehler 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012. In an effort to reduce the company’s cash flow constraints, effective January 1, 2008, Mr. Koehler’s base salary and monthly auto/transport allowance were reduced to $100,000 and $750, respectively.

Effective December 31, 2006, we entered into a two year employment agreement which expires December 31, 2008, with Stephen Sperco (the Sperco Agreement), at an annual salary of $150,000 per year to serve as our Chief Operating Officer. We also granted Mr. Sperco 1,200,000 options to purchase common stock at an exercise price of $0.95 per share expiring on December 31, 2011. 600,000 of these options vested immediately and the remaining 600,000 options vest at the rate of 25,000 options per month beginning January 1, 2007. These options have piggy-back registration rights. Mr. Sperco will also be entitled to receive bonuses, in amounts to be determined, in connection with major transactions or milestones that we may enter into in the future. Mr. Sperco is also entitled to receive fringe benefits, such as medical insurance, as any company executive and a monthly transportation allowance of $750 and reimbursement for up to $1,000 per month in discretionary business related expenses. Effective April 2, 2007, Mr. Sperco was appointed our Chief Executive Officer. In December 2007, we paid a cash bonus in the amount of $100,000 to Mr. Sperco. In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 1,200,000 of Mr. Sperco’s options with an exercise price of $0.95 were reduced to $0.34. Effective December 31, 2007, we granted Mr. Sperco 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012. In an effort to reduce the company’s cash flow constraints, effective January 1, 2008, Mr. Sperco’s base salary was reduced to $100,000. On February 28, 2008, as a result of the transaction described in the attached financial statements, footnote 13 - subsequent events, item (7), the exercise price of the previously issued options to Mr. Sperco to purchase 1,200,000 shares and 100,000 shares of our common stock at $0.34 and $0.17 per share, respectively, was reduced to $0.0333334 per share.

In January 2006 we hired Charles Leibold as the Company’s Controller. On June 1, 2006, we entered into a two year employment agreement which expires May 31, 2008, with Charles Leibold (the Leibold Agreement) at an annual salary of $140,000 per year to serve as our Chief Financial Officer. Effective January 1, 2007, the annual salary increased to $147,000. In addition, we have granted Mr. Leibold options to purchase up to 600,000 shares of Bluegate common stock at an exercise price of $0.75 per share, with 50,000 options vesting as of June 1, 2006, and vesting as to 25,000 options per each 30 days thereafter. The shares underlying the options have piggy back registration rights. The options expire on June 1, 2011. Mr. Leibold will also be entitled to receive bonuses, in amounts to be determined, in connection with major transactions that we may enter into in the future. Mr. Leibold also received a deferred signing bonus of $20,000 which was paid $5,000 on the last day of September, October, November and December 2006. Mr. Leibold is also entitled to receive fringe benefits, such as medical insurance, as any other company executive and a monthly automobile allowance of $750. In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, 600,000 of Mr. Leibold’s options with an exercise price of $0.75 were reduced to $0.34. Effective December 31, 2007, we granted Mr. Leibold 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
	Number of Securities	Number of Securities	Option
	Underlying	Underlying	Exercise		Option
	Unexercised Options	Unexercised Options	Price		Expiration
Name	(#) Exercisable	(#) Unexercisable	($)		Date
Manfred Sternberg	275,000		0.34		1/31/2010
	1,000,000		0.34		1/31/2010
	1,500,000		0.34		11/28/2011
	600,000		0.34		11/28/2011
	100,000		0.17		12/31/2012
	3,475,000

William Koehler	12,500		3.80		7/22/2008
	50,000		0.34		2/22/2010
	340,000		0.34		9/1/2010
	1,200,000		0.34		8/1/2011
	100,000		0.17		12/31/2012
	1,702,500

Stephen Sperco	900,000	300,000	0.34	(1)	12/31/2011
	100,000		0.17	(1)	12/31/2012
	1,000,000	300,000

Charles Leibold	500,000	100,000	0.34		6/1/2011
	100,000		0.17		12/31/2012
	600,000	100,000

(1)In February 2008, as a result of the transaction described in the attached financial statements, footnote 13 - subsequent events, item (7), the exercise prices of these options were reduced to $0.0333334.

The following table presents a summary of the compensation paid to the members of our Board of Directors during the fiscal year ended December 31, 2007. Except as listed below, no other compensation was paid to our Directors.

DIRECTOR COMPENSATION
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Stephen Sperco	5,000	-	-	-	-		5,000
Manfred Sternberg	10,000	-	-	-	-		10,000
William Koehler	10,000	-	-	-	-		10,000
Dale Geary	6,667	-	15,240	-	-		21,907

COMPENSATION OF DIRECTORS

In June 2007, we increased the size of our Board of Directors to consist of five Directors. We currently have four members of our Board of Directors and one board position is vacant. In November 2007, the board voted to compensate each member of the Board of Directors and each Committee Chair with an annual payment in the amount of $10,000 and $5,000, respectively.

Effective December 31, 2007, we granted Mr. Geary 100,000 options to purchase common stock at an exercise price of $0.17 per share vesting immediately and expiring on December 31, 2012. The $15,240 amount above reflects the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), of outstanding stock options granted as part of the stock option plan.

EMPLOYEE STOCK OPTION PLANS

While we have been successful in attracting and retaining qualified personnel, we believe that our future success will depend in part on our continued ability to attract and retain highly qualified personnel.  We pay wages and salaries that we believe are competitive.  We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel.  In 2002, we adopted the 2002 Stock and Stock Option Plan (the "2002 Plan").  The purpose of the 2002 Plan is to further our interests, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees, consultants, directors and others who contribute materially to our success and profitability.  The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress.  The 2002 Plan also assists us and our subsidiaries in attracting and retaining key employees and Directors.  The 2002 Plan is administered by the Board of Directors.  The Board of Directors has the exclusive power to select the participants in the 2002 Plan, to establish the terms of the stock and options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the 2002 Plan. The maximum aggregate number of shares of common stock that may be granted or optioned and sold under the 2002 Plan is 450,000 shares. As of December 31, 2007, 450,000 shares of common stock have been granted pursuant to the 2002 Plan and the 2002 Plan is no longer active.

In 2005 we adopted the 2005 Stock and Stock Option Plan (the "2005 Plan").  The purpose of the 2005 Plan is to further our interests, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees, consultants, directors and others who contribute materially to our success and profitability.  The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress.  The 2005 Plan also assists us and our subsidiaries in attracting and retaining key employees and Directors.  The 2005 Plan is administered by the Board of Directors.  The Board of Directors has the exclusive power to select the participants in the 2005 Plan, to establish the terms of the stock and options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the 2005 Plan. The maximum aggregate number of shares of common stock that may be granted or optioned and sold under the Plan is 3,000,000 shares. As of December 31, 2007, 1,016,021 shares of common stock have been granted pursuant to the 2005 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of information concerning the number of shares of common stock owned beneficially as of April 11, 2008 which was 24,783,565 shares, by: (i) each person (including any group) known by us to own more than five (5%) of any class of our voting securities, (ii) each of our directors and executive officers, and (iii) our officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

TITLE OR CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS (1)

Common Stock	Manfred Sternberg	8,607,138	(2)	29.2%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	William Koehler	4,987,617	(3)	18.4%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	Stephen Sperco	15,420,250	(4)	44.0%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	SAI Corporation	4,713,500	(5)	17.1%
	180 North Stetson Avenue, Suite 700
	Chicago, Illinois 60601

Common Stock	Dale Geary	275,000	(6)	1.1%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	Charles Leibold	850,000	(7)	3.3%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	Robert Davis	2,341,408	(8)	9.2%
	701 N. Post Oak, Suite 600
	Houston, Texas 77024

Common Stock	The Chase Family Trust	1,316,041	(9)	5.2%
	1842 Baldwin Way
	Marietta, Georgia 30068

All executive officers and directors - 5 persons		30,140,005	(10)	70.3%

(1) The percentage of beneficial ownership of Common Stock is based on 24,783,565 shares of Common Stock outstanding as of April 11, 2008 and includes all shares of Common Stock issuable upon the exercise of outstanding options, warrants or conversion of preferred shares to purchase Common Stock.

(2) Of the 8,607,138 shares beneficially owned by Mr. Sternberg: (i) 3,220,279 are common shares owned directly by Mr. Sternberg, (ii) 683,589 are common shares owned indirectly by Mr. Sternberg, and (iii) 4,703,270 are common shares issuable upon the exercise of options and warrants.

(3) Of the 4,987,617 shares beneficially owned by Mr. Koehler: (i) 2,735,117 are common shares owned directly by Mr. Koehler, and (ii) 2,252,500 are common shares issuable upon the exercise of options and warrants.

(4) Of the 15,420,250 shares beneficially owned by Mr. Sperco: (i) 3,206,750 are common shares owned directly by Mr. Sperco, (ii) 1,913,500 are common shares owned indirectly by Mr. Sperco, (iii) 9,100,000 are common shares issuable upon the exercise of options and warrants, and (iv) 1,200,000 are common shares issuable upon the conversion of preferred shares. Mr. Sperco controls SAI Corporation which is listed in item 5 below.

(5) Of the 4,713,500 shares beneficially owned by SAI Corporation: (i) 1,913,500 are common shares owned directly by SAI Corporation, (ii) 2,600,000 are common shares issuable upon the exercise of warrants, and (iii) 200,000 are common shares issuable upon the conversion of preferred shares. SAI Corporation is controlled by Mr. Sperco who is listed in item 4 above.

(6) Of the 275,000 shares beneficially owned by Mr. Geary: (i) 150,000 are common shares owned directly by Mr. Geary, and  (ii) 125,000 are common shares issuable upon the exercise of options and warrants.

(7) Of the 850,000 shares beneficially owned by Mr. Leibold: (i) 150,000 are common shares owned directly by Mr. Leibold, and (ii) 700,000 are common shares issuable upon the exercise of options.

(8) Of the 2,341,408 shares beneficially owned by Mr. Davis: (i) 35,023 are common shares owned directly by Mr. Davis, (ii) 1,546,205 are common shares owned indirectly by Mr. Davis, and (iii) 760,180 are common shares issuable upon the exercise of options and warrants.

(9) Of the 1,316,041 shares beneficially owned by The Chase Family Trust: (i) 621,041 are common shares owned directly by The Chase Family Trust, and (ii) 695,000 are common shares issuable upon the exercise of  warrants.

(10) Includes shares, options, warrants and preferred convertible shares owned by these persons.

We are not aware of any arrangements that could result in a change of control.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

During the years ended December 31, 2007 and 2006, the Company engaged in related party transactions as follows:

Unsecured notes payable: During 2006, the Company entered into a line of credit agreement with Manfred Sternberg ("MS"), Chief Strategy Officer and William Koehler ("WK"), President and COO, for Bluegate to borrow up to $500,000 from each of them. As of December 31, 2006, the Company had borrowed $80,264 and $41,910 from MS and WK, respectively. During 2007, the Company entered into a line of credit agreement with SAI Corporation ("SAIC"), a corporation controlled by our CEO, Stephen Sperco (“SS”), to borrow up to $500,000. As of December 31, 2007, the Company had borrowed $76,169, $36,569 and $500,000 from MS, WK and SAIC, respectively.

The notes are due upon demand and are described in the attached financial statements, footnote 7, notes payable. During the years ended December 31, 2007 and 2006, the Company incurred interest expense on the related party notes payable debt of $34,335 and $34,581, respectively.

Accrued liabilities to related parties: Until the company achieves a net positive cash flow from operations, MS, WK and SS have agreed not to cash their payroll or expense reimbursement checks issued to them for the period from July 1, 2007 through December 31, 2007. As of December 31, 2007, $322,926 of payroll and expense reimbursement checks have not been cashed and are included under the caption accrued liabilities to related parties totaling $344,598 on the balance sheet.

As of December 31, 2007, $31,667 of fees accrued to Board of Director members MS ($10,000); WK ($10,000); SS ($5,000) and Dale Geary ($6,667) are included under the caption accrued liabilities to related parties totaling $344,598 on the balance sheet.

Accounts payable to related party: SS is the founder and President of Sperco Associates, Inc. (“SAI”) and Sperco Technology Group, L.L.C. (“STG”). Both organizations are privately held consulting firms that focus in the areas of Telecommunications and Information Technology systems. The organizations provide independent, third party consulting, planning, and facilities management services.

During 2006, the Company incurred $40,000 of consulting services from SAI and during 2007 the Company incurred $266,483 of consulting services from STG. At December 31, 2007 and 2006, $40,089 is payable to STG and $40,000 is payable to SAI, respectively and are included under the caption accounts payable to related party on the balance sheet.

During the years ended December 31, 2007 and 2006, the Company incurred interest expense on the related party accounts payable debt of $2,246 and -0-, respectively.

During the year ended December 31, 2007, the Company engaged in equity transactions as follows:

Issuance of preferred stock, common stock, warrants and options:

(1) In January 2007, we issued 150,000 shares of common stock to MS for compensation. The common stock had a market value of $142,500 based on the closing price of the stock on the date of grant. We expensed $142,500 in quarter ending March 31, 2007 related to this transaction.

(2) In February 2007, we issued to SS 200,000 shares of common stock, warrants for 200,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 100,000 shares of our common stock at an exercise price of $1.00 per share, for $100,000 in connection with a private placement of our securities. The relative fair value of the stock and warrants in this transaction was $27,133 and $72,868, respectively. In February 2008, as a result of the transaction described in the attached financial statements, footnote 13 - subsequent events, item (7), the exercise prices of these 300,000 warrants were reduced to $0.0333334.

(3) In March 2007, we issued to SAIC 200,000 shares of common stock, warrants for 200,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 100,000 shares of our common stock at an exercise price of $1.00 per share, for $100,000 in connection with a private placement of our securities. The relative fair value of the stock and warrants in this transaction was $27,133 and $72,868, respectively. In February 2008, as a result of the transaction described in the attached financial statements, footnote 13 - subsequent events, item (7), the exercise prices of these 300,000 warrants were reduced to $0.0333334.

(4) In June 2007 the board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes. Effective June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash SAIC. We also granted to SAIC warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. On the same day we sold 40 shares of Series C preferred stock for $500,000 in cash to SS. We also granted to SS warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. In February 2008, as a result of the transaction described in (11) below, certain adjustment provisions in these warrant agreements were triggered and pursuant to those provisions, the exercise price of the previously issued warrants to purchase 6,000,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

(5) In July 2007, we issued to MS 400,000 shares of common stock and warrants for 1,000,000 shares of our common stock at an exercise price of $0.17 per share for $200,000 in connection with a private sale of our securities. The fair value of the warrants was $369,203 on the date of issuance. Because the warrants were granted to a related party and the exercise price on the grant date was below the market price of our stock, we expensed $369,203 in July 2007 related to this transaction. In February 2008, as a result of the transaction described in (11) below, certain adjustment provisions in this warrant agreement was triggered and pursuant to those provisions, the exercise price of the previously issued warrants to purchase 1,000,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

(6) In July 2007, we issued to WK 100,000 shares of common stock and warrants for 250,000 shares of our common stock at an exercise price of $0.17 per share for $50,000 in connection with a private sale of our securities. The fair value of the warrants was $92,301 on the date of issuance. Because the warrants were granted to a related party and the exercise price on the grant date was below the market price of our stock, we expensed $92,301 in July 2007 related to this transaction. In February 2008, as a result of the transaction described in (11) below, certain adjustment provisions in this warrant agreement was triggered and pursuant to those  provisions, the exercise price of the previously issued warrant to purchase 250,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

(7) Certain warrants issued in the transactions recorded in the period from July 1, 2006 through March 31, 2007 were subject to a registration rights agreement which required Bluegate to register the underlying shares by June 30, 2007 or pay liquidated damages of 1.5% of the purchase price of the investment each month the shares were not registered. In August 2007, we paid liquidated damages of $64,530 by issuing 145,112 restricted shares of common stock covering the period from July 1, 2006 through August 31, 2007. Among those investors were four affiliates who received the following amounts of stock as liquidated damages: 13,500 shares to SAIC; 6,750 shares to SS; 7,493 shares to MS; 6,750 shares to WK. The liquidated damages of $64,530 were recorded as compensation expense.

(8) Effective September 30, 2007, we recorded the issuance of 419,753 shares of common stock valued at $33,580 to Trilliant Corporation in accordance with the asset sale and purchase agreement dated September 15, 2005, pertaining to the acquired business’ revenue after the second year. Of the 419,753 shares issued, WK received 89,731 shares.

(9) In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. As a result of this transaction, the following had their options reduced to $0.34: SS – 1,200,000; MS – 3,375,000; WK – 1,590,000; and Charles Leibold (CFO) – 600,000. In February 2008, as a result of the transaction described in the attached financial statements, footnote 13 - subsequent events, item (7), the exercise price of SS 1,200,000 options was reduced to $0.0333334.

(10) Effective December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to each of the following - MS, WK, SS, Dale Geary (director) and Charles Leibold (CFO). Each option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to each option. In February 2008, as a result of the transaction described in the attached financial statements, footnote 13 - subsequent events, item (7), the exercise price of SS 100,000 options was reduced to $0.0333334.

(11) On February 14, 2008, we finalized and consummated a transaction with a deemed effective date of February 1, 2008 whereby we issued 9,150,000 shares of stock for the conversion of related party debts of directors totaling $305,000 and we issued 300,000 shares of stock to two managers totaling $10,000 cash. The conversion and purchase price per share was $0.0333334. The excess of the fair value of the stock over the debt converted and shares purchased totaled $535,500 and was recorded as compensation expense. The following individuals or related entities converted debt and received the following shares: (i) Stephen Sperco, Director and CEO, received 3,000,000 shares; (ii) SAI Corporation, an entity controlled by Stephen Sperco, received 1,500,000 shares; (iii) Manfred Sternberg, Director and Chief Strategy Officer, received 2,400,000 shares; (iv) William Koehler, Director and President, received 2,100,000 shares; and, (v) Dale Geary, Director, received, 150,000 shares. The following members of management purchased the following shares: Charles Leibold, CFO, purchase 150,000 shares; and, Larry Walker, President of Trilliant Technology Group, Inc., our 100% owned subsidiary, purchased 150,000 shares.

As a result of the February 14, 2008 transaction: (1) certain adjustment provisions in a previous convertible note agreements and warrant agreements issued in September 2005 and subsequent, were triggered and pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 1,534,800 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share; and, (2) certain adjustment provisions in previous warrant agreements issued in June and July 2007, were triggered and pursuant to the adjustment provisions, the exercise price of previously issued warrants to purchase 7,500,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

(12) During 2007 the Company entered into a line of credit agreement with SAI Corporation (“SAIC”), a corporation controlled by our CEO, Stephen Sperco, to borrow up to $500,000 and, as of December 31, 2007 the Company had borrowed $500,000 from SAIC. On February 28, 2008, the line of credit agreement was amended to increase the borrowing to $700,000 and on February 28, 2008, Bluegate borrowed the additional $200,000 from SAIC for working capital purposes.

As condition to and as additional consideration for SAIC’s to lend the funds to the Company, the Company (i)granted SAIC a security interest in its assets as more specifically detailed in the Promissory Note and Security Agreement, and increased the interest rate from 12% to 15% per annum; (ii) reduced the exercise price on 2,200,000 existing warrants and options issued to SAIC and Stephen Sperco, and their assigns, from the current per share exercise prices of $0.17, $0.34, $0.75 and $1.00 to $0.0333334 per share; and (iii) granted 1,000,000 new warrants to SAIC with an exercise price of $0.0333334 per share that expire February 28, 2013. The fair value of the 1,000,000 warrants was $109,028 on the date of issuance. Because the warrants were granted to a related party and the exercise price on the grant date was below the market price of our stock, we expensed $109,028 in February 2008 related to this transaction.

The company currently has outstanding: (i) 24,783,565 shares of common stock; (ii) 19,728,220 warrants; (iii) 11,219,864 options; and, (iv) preferred stock that are convertible into 1,200,000 shares of common stock, resulting in on a fully diluted basis, 56,931,649 shares of common stock. However, the company currently has only 50,000,000 shares of common stock authorized by our Articles of Incorporation. If all of the holders of warrants, options, convertible debt and preferred stock requested to exercise or convert all of the warrants, options, convertible debt and preferred stock, we would be unable to accommodate 6,931,649 shares of common stock in those requests. The company could have liability in the future if an option holder, warrant holder, preferred stock holder or holder of convertible debt desires to exercise or convert but cannot because we do not have enough unissued common stock available for issuance. However, the following individuals or entities have waived their reservation of common stock underlying options and warrants until such time that the board of directors deems the waiver is not necessary as follows: Stephen Sperco and related entity (3,000,000 shares); Manfred Sternberg and related entities (2,000,000 shares); and William Koehler (2,000,000 shares).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes Section 78.7502 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or, (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.
The Nevada Revised Statutes Section 78.751 provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation at Article VIII provides that the Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Our Bylaws at Article X provide that the: The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. Expenses (including attorneys' fees) incurred by an officer or director in defending in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article. For purposes of this section references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in this Article or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable state or Federal law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

FORM S-1
PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount Paid or
To be Paid (1)

SEC registration fee	$508.00
Printing and engraving expenses	1,000.00
Attorneys' fees and expenses	5,000.00
Accountants' fees and expenses	5,000.00
Transfer agent's and registrar's fees and expenses	1,000.00
Miscellaneous	1,000.00

Total	$13,508.00

(1) The amounts set forth are all estimates, except for the SEC registration fee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes, law, our Articles of Incorporation and our By-Laws provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or, (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Articles of Incorporation at Article VIII provides that the Corporation shall, to the fullest extent permitted by the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify any an all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Our Bylaws at Article X provide that the: The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any indemnification under this Article (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. Expenses (including attorneys' fees) incurred by an officer or director in defending in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article. For purposes of this section references to "the Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in this Article or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is contrary to law, either as a matter of public policy, or under the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable state or Federal law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the period from January 1, 2005 through April 11, 2008, we issued unregistered securities in transactions summarized below.

During the first quarter of 2005, we issued 430,000 shares of common stock and options to purchase 125,000 shares of commons tock at an exercise price of $1.00 per share to one vendor for services rendered. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the first quarter of 2005, we issued 100,000 shares of common stock and options to purchase 100,000 shares of common stock with an exercise price of $1.00 per share to one investor for total cash proceeds of $200,000. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the first quarter of 2005, we issued 100,000 shares of common stock to one employee as compensation. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the first quarter of 2005, we issued an aggregate of 215,178 shares of common stock to ten investors for total cash proceeds of $31,642. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the first quarter of 2005, we issued 68,572 shares of common stock to one vendor for services rendered. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the second quarter of 2005, we issued 132,000 shares of common stock to purchase assets from on person. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the second quarter of 2005, we issued 568,630 shares of common stock and options to purchase 568,630 shares of common stock with an exercise price of $1.00 per share to one person to extinguish $284,315 in debt. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the second quarter of 2005, we issued 450,000 shares of common stock and options to purchase 450,000 shares of common stock at an exercise price of $1.00 per share to one investor for cash proceeds of $225,000. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the second quarter of 2005, we issued 33,771 shares of common stock to one vendor for services rendered. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the second quarter of 2005, we issued 440,000 shares of common stock and options to purchase 440,00 shares of common stock with an exercise price of $1.00 per share to one person extinguish $220,000 in debt. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the first quarter of 2005, we issued options to purchase 150,000 shares of common stock with an exercise price of $0.50 per share to one vendor for services rendered. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During 2005, we issued to 2 employees an aggregate of 1,800,000 options to purchase shares of common stock with an exercise prices ranging from $0.50 to $4.40 per share as compensation. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the first quarter of 2005, we issued to one investor a 10% Convertible Debenture $100,000 with a conversion price $.50 per share; 100,000 warrants at $1.00 per share. We received $100,000 in cash. During the third quarter of 2005, this investor converted $25,000 of the debenture into 50,000 shares. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the first quarter of 2005, we issued to one investor options to purchase 150,000 shares of common stock at $.50 as consideration for consulting agreement. Subsequently, this investor exercised the option to and acquired 30,000 shares of common stock. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the first quarter of 2005, we issued to an employee options to purchase 275,000 shares at $2.00 per share, and options to purchase 1,000,000 shares at $.50. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the first quarter of 2005, we issued to each of two of our directors received options to purchase 50,000 shares at $.50. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the second quarter of 2005, we issued to one employee options to purchase 350,000 shares at $.50 per share. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the second quarter of 2005, we issued to one employee options to purchase 150,000 shares at $1.50. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the second quarter of 2005, we issued to one investor 100,000 shares valued at $.50 per share and warrants to purchase 50,000 shares at $1.00 per share and warrants to purchase 50,000 shares at $1.25 per share for total consideration of $50,000. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the third quarter of 2005, we issued to two investors an aggregate of 50,000 shares valued at $.50 per share. One of these investors also received warrants to purchase 25,000 shares at $1.00 and warrants to purchase 25,000 shares at $1.25. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the third quarter of 2005, we issued to one investor 500,000 shares valued at $.50 per share and warrants to purchase 250,000 shares at $1.00 and warrants to purchase 250,000 shares at $1.25 for total consideration of $250,000. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the third quarter of 2005, we issued to one investor 100,000 shares at $.50 per share and warrants to purchase 50,000 shares at $1.00 and warrants to purchase 50,000 shares at $1.25. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the third quarter of 2005, we issued to each of five investors option to purchase 10,000 shares at $1.50 in consideration for their serving on a medical advisory committee. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

On September 26, 2005, we received the gross amount of $500,000 through the sale of unit securities to 14 investors.

These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Regulation D thereunder. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. Westminster Securities Corporation, a member of the New York Stock Exchange, acted as the placement agent and received a sales commission of 12%. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

Each unit consisted of the face amount of $30,000 of a 10% Convertible Promissory Notes with Detachable Warrants. The Notes are convertible at a conversion price of $0.75 per share of common stock. Each unit included a warrant for the purchase of 40,000 shares of common stock at an exercise price of $1.00 per share expiring five years from the issue date.

Other material terms of the 10% Convertible Promissory Notes are as follows:

The Note is senior to all other indebtedness of the Company, with the exception of up to $150,000 in principal amount of senior debt secured by accounts receivable issued by the Company. Interest is ten (10) percent annually and will be accrued and added to the then outstanding principal amount of the Notes daily. Repayment will be within five (5) days of receipt of funds by the Company of any subsequent offering, raising gross proceeds to the Company of at least $1,000,000 or the date which is one hundred and eighty (180) days after the date of the Note.  The Holder has the right to convert the Note into shares of common stock at a conversion price of $0.75 per share.  The Company may extend the repayment date for two successive periods of ninety (90) days each by providing written notice to the Holder and then delivering to the Holder of the Note an "Extension Warrant" for shares of Common Stock of the Company equal to 50% of the of the number of shares underlying the Note at the time of each extension, exercisable at $0.75 per share.  These Extension Warrants have a term of five years beginning as of the date of issue.

During the third quarter of 2005, we issued 151,065 shares in consideration for the purchase of Trilliant Corp., at $0.70.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During October 2005, we issued an option to purchase 350,000 shares at $1.00 per share in consideration for consulting services. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the 4th quarter of 2005, we sold 30,000 shares of common stock to one investor for cash consideration of $15,000. We issued these securities in reliance on Section 4(2) of the Act. This was a transaction by us as issuer that did not involve a public offering. We believe that the purchaser was knowledgeable about our operations and financial condition. We believe that the purchaser had the knowledge and experience in financial and business matters which allowed it to evaluate the merits and risk of receipt of our securities.

During the 4th quarter of 2005, we issued 50,000 shares of common stock to one investor upon the conversion of the investors promissory note. We issued these securities in reliance on Section 4(2) of the Act. This was a transaction by us as issuer that did not involve a public offering. We believe that the purchaser was knowledgeable about our operations and financial condition. We believe that the purchaser had the knowledge and experience in financial and business matters which allowed it to evaluate the merits and risk of receipt of our securities.

During the first quarter of 2006 we issued 193,333 shares of stock, warrants for 193,333 shares of our common stock at a exercise price of $1.00 per share and warrants for 96,667 shares of our common stock at an exercise price of $1.50 per share, for cash consideration of $145,000 in connection with a private placement. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

During the first quarter of 2006 we issued 1,418,681 shares of our common stock in conjunction with the conversion of 110.242 shares of our Series A Convertible Non-Redeemable Preferred stock. As a result of this transaction, there are no remaining shares of our Series A Convertible Non-Redeemable Preferred stock outstanding. We issued these securities in reliance on Section 4(2) of the Act. This was a transaction by us as issuer that did not involve a public offering. We believe that the purchaser was knowledgeable about our operations and financial condition. We believe that the purchaser had the knowledge and experience in financial and business matters which allowed it to evaluate the merits and risk of receipt of our securities.

In January 2006 we issued an option to purchase 546,600 shares of our common stock at an exercise price of $0.75 per share to an employee. The option has a valuation of $332,235 and expires in January 2011. We issued these securities in reliance on Section 4(2) of the Act. This was a transaction by us as issuer that did not involve a public offering. We believe that the purchaser was knowledgeable about our operations and financial condition. We believe that the purchaser had the knowledge and experience in financial and business matters which allowed it to evaluate the merits and risk of receipt of our securities.

During February 2006 we issued 200,000 shares of restricted common stock to a consultant for services rendered. The common stock had a market value of $104,000 on the date of issuance. We issued these securities in reliance on Section 4(2) of the Act. This was a transaction by us as issuer that did not involve a public offering. We believe that the purchaser was knowledgeable about our operations and financial condition. We believe that the purchaser had the knowledge and experience in financial and business matters which allowed it to evaluate the merits and risk of receipt of our securities.

In February 2006 we issued 50,000 shares of common stock to one investor upon the conversion of the investor's warrant. We received proceeds of $50,000 from the exercise of the warrant. We issued these securities in reliance on Section 4(2) of the Act. This was a transaction by us as issuer that did not involve a public offering. We believe that the purchaser was knowledgeable about our operations and financial condition. We believe that the purchaser had the knowledge and experience in financial and business matters which allowed it to evaluate the merits and risk of receipt of our securities.

In March 2006 we issued 80,000 shares of stock, warrants for 80,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 40,000 shares of our common stock at an exercise price of $1.00 per share, for cash consideration of $60,000 in connection with a private placement. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

On March 31, 2006 we closed on the aforementioned private placement of our common stock. In conjunction with this transaction, certain adjustment provisions contained in the Company's convertible notes payable warrants issued in September 2005 were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 666,667 shares of our common stock at $1.00 per share was reduced to $0.75 per share. We are required to file a registration statement for the underlying shares within 90 days from the date the transaction closed.

In March 2006 a consultant returned, and the Company cancelled, 133,000 shares of common stock that was previously issued to the consultant as compensation. The consultant also agreed to forfeit an option to purchase 41,250 shares of our common stock at $1.00 per share. The fair value of the stock cancelled was $87,779. The company reversed $26,290 of compensation expense related to the option which was previously recorded.

In April 2006 we exercised our option to extend the due date of the aforementioned convertible notes payable by 90 days to July 31, 2006. As a result, we issued warrants to purchase 349,866 shares of our common stock at $0.75 per share to the note holders, as required by the note agreement. As a result, we recorded interest expense of $177,735 in connection with this transaction. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In May 2006 we issued 160,000 shares of stock, warrants for 160,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 80,000 shares of our common stock at an exercise price of $1.00 per share, for cash consideration of $120,000 in connection with a private placement. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. We paid one broker-dealer a sales commission in this transaction. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In May 2006 we issued an option to purchase 5,000 shares of our common stock at an exercise price of $0.75 per share to an employee. The option had a market value of $2,540 on the date of grant, vests immediately and expires in May 2011. We expensed $2,540 during the quarter ended June 30, 2006 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In May and June 2006 we issued 105,883 shares of common stock valued at $68,000 for consulting services. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In May 2006, the employment contract of an employee expired and an option to purchase 233,336 shares of our common stock at $1.00 per share was forfeited. Bluegate reversed $35,307 of compensation expense related to the option which was previously recorded during the quarter ended March 31, 2006.

In June 2006, we issued warrants to purchase 48,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 24,000 shares of our common stock at an exercise price of $1.00 per share to two vendors. The warrants had a market value of $43,756 on the date of grant and expire in June 2011. We expensed $43,756 during the quarter ended June 30, 2006 related to these warrants. In November 2006, in conjunction with a settlement of debt, a vendor agreed to forfeit warrants to purchase 24,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 12,000 shares of our common stock at an exercise price of $1.00 per share. Additionally, the compensation expense recorded relating to the issuance of the warrants to the other vendor was revised based upon the actual date of the issuance of the warrants. The effort of these two transactions was a reduction of $8,220 of compensation expense that was previously recorded during the quarter ended June 30, 2006. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In June 2006 we issued an option to purchase 600,000 shares of our common stock at an exercise price of $0.75 per share to an employee. The option had a market value of $328,759 on the date of grant, vests through June 2008 and expires in June 2011. We expensed $13,698 during the quarter ended June 30, 2006 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

On June 30, 2006, in conjunction with the transaction to extend Bluegate’s obligations pursuant to the Registration Rights Agreement, certain adjustment provisions contained in Bluegate’s convertible notes agreements and warrant agreements issued in September 2005 were triggered further. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 666,667 shares and 349,866 shares of our common stock at $0.75 per share was reduced to $0.50 per share. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

On June 30, 2006 we issued 216,667 shares of our common stock, warrants for 216,667 shares of our common stock at an exercise price of $0.75 per share and warrants for 108,333 of our common stock at an exercise price of $1.00 per share, for consideration of the investors agreement to extend Bluegate’s obligations pursuant to the Registration Rights Agreement until November 30, 2006. We expensed $350,743 in connection with this transaction. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

On July 3, 2006 we issued a warrant to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share in connection with a loan. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In July 2006 we exercised our option to extend the due date of the aforementioned convertible notes payable by 90 days to October 31, 2006. As a result, we issued warrants to purchase 358,265 shares of our common stock at $0.50 per share to the note holders, as required by the note agreement. As a result, we recorded interest expense of $214,328 in connection with this transaction.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In July 2006 we issued an option to purchase 550,000 shares of our common stock at an exercise price of $0.75 per share to an employee. The option had a market value of $328,811 on the date of grant and expires in July 2011. We expensed $12,178 in July 2006 related to this option.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In August 2006 we issued an option to purchase 1,200,000 shares of our common stock at an exercise price of $0.60 per share to an employee. The option had a market value of $717,682 on the date of grant and expires in August 2011. We expensed $55,206 in August 2006 related to this option.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

In August 2006 we issued an option to purchase 340,000 shares of our common stock at an exercise price of $0.60 per share to an employee. The option had a market value of $203,343 on the date of grant and expires in August 2011. We expensed $15,642 in August 2006 related to this option.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In August 2006 we issued an option to purchase 170,000 shares of our common stock at an exercise price of $0.60 per share to an employee. The option had a market value of $101,672 on the date of grant and expires in August 2011. We expensed $7,821 in August 2006 related to this option.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In August 2006, we issued an option to purchase 150,000 shares of our common stock at an exercise price of $0.62 per share to a director of the company. The option had a market value of $92,701 on the date of grant and expires in August 2011. We expensed $92,701 during the quarter ended September 30, 2006 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In September 2006 we issued an option to purchase 232,250 shares of our common stock at an exercise price of $0.62 per share to a group of employees. The option had a market value of $208,469 on the date of grant and expires in September 2011. We expensed $208,469 during the quarter ended September 30, 2006 related to this option.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In September 2006, we issued an option to purchase 200,000 shares of our common stock at an exercise price of $0.71 per share to an employee. The option had a market value of $141,543 on the date of grant, vests through August 2008 and expires in September 2011. We expensed $5,898 during the quarter ended September 30, 2006 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In September 2006 we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.80 per share to an employee. The option had a market value of $39,871 on the date of grant and expires in September 2011. We expensed $1,661 during the quarter ended September 30, 2006 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the quarter ended September 30, 2006, we issued 990,000 shares of stock, warrants for 990,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 495,000 shares of our common stock at an exercise price of $1.00 per share, for cash consideration of $495,000 in connection with a private placement. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

On September 30, 2006, we issued 407,407 shares of stock as additional consideration for the purchase of Trilliant Corporation’s assets, at $0.74. As a result of this transaction, $29,819 was allocated to goodwill and $271,662 was expensed during the quarter ended September 30, 2006. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

During the quarter ended December 31, 2006, we issued 1,200,000 shares of stock, warrants for 1,200,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 600,000 shares of our common stock at an exercise price of $1.00 per share, for cash consideration of $600,000 in connection with a private placement. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In November 2006, we issued warrants to purchase 28,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 21,000 shares of our common stock at an exercise price of $1.00 per share to two vendors. The warrants had a market value of $48,366 on the date of grant and expire in November 2011. We expensed $48,366 in November 2006 related to these warrants. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In October 2006, we issued 66,000 shares of common stock for the conversion of a note payable plus accrued interest amounting to $33,000. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In November 2006, we issued 422,000 shares of stock, warrants for 422,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 211,000 shares of our common stock at an exercise price of $1.00 per share, for the conversion of debt from two of our directors totaling $211,000. The warrants vest immediately and expire in November 2011. The excess of the fair value of the stock and warrants issued over the debt converted totaled $831,607 and was recorded as compensation expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In November 2006, we issued 240,000 shares of stock, warrants for 240,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 120,000 shares of our common stock at an exercise price of $1.00 per share, for the extinguishment of outstanding debt to a consultant totaling $120,000. The warrants vest immediately and expire in November 2011. The excess of the fair value of the stock and warrants issued over the debt extinguished was $472,952 and was recorded as a loss on debt extinguishment. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

In November 2006, we issued an option to purchase 170,000 shares of our common stock at an exercise price of $0.74 per share to an employee. The option had a market value of $150,856 on the date of grant, vests through April 2009 and expires in November 2011. We expensed $10,058 during the quarter ended December 31, 2006 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In November 2006 we issued an option to purchase 1,500,000 shares of our common stock at an exercise price of $0.99 per share to an employee. The option had a market value of $1,480,220 on the date of grant and expires in November 2011. We expensed $1,480,220 in November 2006 related to this option.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

In November 2006 we issued an option to purchase 600,000 shares of our common stock at an exercise price of $0.99 per share to an employee. The option had a market value of $592,088 on the date of grant and expires in November 2011. We expensed $98,681 in November 2006 related to this option.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

In December 2006 we issued an option to purchase 1,200,000 shares of our common stock at an exercise price of $0.95 per share to an employee. The option had a market value of $1,136,330 on the date of grant and expires in December 2011. We expensed $47,347 in December 2006 related to this option.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

In January 2007, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.80 per share to an employee. The option had a market value of $39,871 on the date of grant, vests through December 2008 and expires in January 2012. We expensed $4,983 in the quarter ending March 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February 2007, we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.75 per share to an employee. The option had a market value of $74,759 on the date of grant, vested immediately and expires in January 2012. We expensed $74,759 in the quarter ending March 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February 2007, we issued an option to purchase 75,000 shares of our common stock at an exercise price of $0.75 per share to an employee. The option had a market value of $56,069 on the date of grant, vests through January 2008 and expires in February 2012. We expensed $9,344 in the quarter ending March 31, 2007 related to this option.  This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February 2007, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.86 per share to an employee. The option had a market value of $42,862 on the date of grant, vested immediately and expires in February 2012. We expensed $42,862 in the quarter ending March 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February 2007, we issued 7,416 shares of common stock valued at $6,600 for consulting services. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February and March 2007, we issued 800,000 shares of stock, warrants for 800,000 shares of our common stock at an exercise price of $0.75 per share and warrants for 400,000 shares of our common stock at an exercise price of $1.00 per share, for cash consideration of $300,000 in connection with a private placement. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In February 2007, we issued 90,000 shares of stock, warrants to purchase 90,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 45,000 shares of our common stock at an exercise price of $1.00 per share, for prior year accounts payable of $15,000 and current year services of $131,145 to a consultant. The warrants vest immediately and expire in February 2012. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

In March 2007, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.82 per share to an employee. The option had a market value of $40,868 on the date of grant, vested immediately and expires in March 2012. We expensed $40,868 in the quarter ending March 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In March 2007 we issued 100,000 shares of common stock valued at $85,000 for consulting services. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In April 2007, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.80 per share to an employee. The option had a market value of $39,871 on the date of grant, vests through January 2008 and expires in April 2012. We expensed $3,987 during the month of April 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In May 2007, we issued 60,000 shares of stock, warrants to purchase 60,000 shares of our common stock at an exercise price of $0.75 per share and warrants to purchase 30,000 shares of our common stock at an exercise price of $1.00 per share, for services of $41,705 to a consultant. The warrants vest immediately and expire in May 2012. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investor was knowledgeable about our operations and financial condition. The investor was an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed him to evaluate the merits and risk of receipt of these securities.

In May 2007, we paid liquidated damages of $29,250 by issuing 36,585 restricted shares of our common stock to six investors for consideration for the delay in filing the registration statement pursuant to the Registration Rights Agreement expected to have been filed by November 30, 2006. The $29,250 was recorded as compensation expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In May 2007, we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.50 per share to an employee. The option had a market value of $4,482 on the date of grant, vested immediately and expires in May 2012. We expensed $4,482 in the month of May 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In June 2007, we issued an option to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share to a director. The option had a market value of $74,759 on the date of grant, vested immediately and expires in June 2012. We expensed $74,759 in the quarter ending June 30, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In June 2007, we issued an option to purchase 25,000 shares of our common stock at an exercise price of $0.50 per share to an employee. The option had a market value of $12,460 on the date of grant, vested immediately and expires in June 2012. We expensed $12,460 in the quarter ending June 30, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In June 2007 Bluegate’s board of directors approved the issuance of 48 shares of Series C voting convertible non-redeemable preferred stock with a par value of $0.001 per share and a liquidation value of $12,500 per share. Each share of Series C convertible preferred stock may be converted, at the option of the shareholder, into 25,000 shares of common stock or a total of 1,200,000 shares of common stock. Each share of preferred stock has 15 times the number of votes its conversion-equivalent number of shares of common stock, or 375,000 votes per share of preferred stock. The 48 shares of preferred stock will have an aggregate of 18 million votes.

Effective June 28, 2007, we sold 8 shares of Series C preferred stock for $100,000 in cash to SAI Corporation ("SAI"), a corporation controlled by Stephen Sperco ("Sperco"). We also granted to SAI warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. On the same day we sold 40 shares of Series C preferred stock for $500,000 in cash to Sperco. We also granted to Sperco warrants to purchase up to 5,000,000 shares of our common stock at an exercise price of $0.17 per share expiring in June 2012. Mr. Sperco is our CEO and a director. These transactions were made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In July 2007, Manfred Sternberg, a Director, gave us $200,000 in cash for the purchase of 400,000 shares of common stock at a purchase price of $0.50 per share and for the purchase of 1,000,000 warrants to purchase common stock at an exercise price of $0.17 per share expiring in July 2012.  We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering.  The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.  Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

In July 2007, William Koehler, a Director, gave us $50,000 in cash for the purchase of 100,000 shares of common stock at a purchase price of $0.50 per share and for the purchase of 250,000 warrants to purchase common stock at an exercise price of $0.17 per share expiring in July 2012.  We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering.  The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.  Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

In July 2007, Albert Koehler, the brother of William Koehler, gave us $50,000 in cash for the purchase of 100,000 shares of common stock at a purchase price of $0.50 per share and for the purchase of 250,000 warrants to purchase common stock at an exercise price of $0.17 per share expiring in July 2012.  We issued these securities in reliance on Section 4(2) of the Securities Act. This transaction did not involve a public offering.  The investors were knowledgeable about our operations and financial condition. The investors had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.  Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. No underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with any of these transactions.

In July 2007, we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.39 per share to an employee. The option had a market value of $3,496 on the date of grant, vested immediately and expires in July 2012. We expensed $3,496 in the month of July 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In August 2007, we paid liquidated damages of $69,405 by issuing 155,143 restricted shares of our common stock to investors for consideration for the delay in filing the registration statement pursuant to the Registration Rights Agreement expected to have been filed by June 30, 2007. The $69,405 was recorded as compensation expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In September 2007, as a result of the preferred stock transaction described on June 28, 2007, certain adjustment provisions in Bluegate’s previous convertible note agreements and warrant agreements issued in September 2005 and subsequently, were triggered. Pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 1,534,800 shares of our common stock at $0.50 per share was reduced to $0.17 per share and further reduced in February 2008 to $0.0333334.

In September 2007, we issued 100,000 shares of our common stock to a consultant to settle a prior year accounts payable. The common stock had a market value of $25,002 based on the closing price of the stock on the date of grant. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

Effective September 30, 2007, we recorded the issuance of 419,753 shares of common stock valued at $33,580 to Trilliant Corporation in accordance with the asset sale and purchase agreement dated September 15, 2005, pertaining to the acquired business’ revenue after the second year. As a result of this transaction, $33,580 was recorded as an expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were accredited investors as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In September 2007, we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.19 per share to an employee. The option had a market value of $1,703 on the date of grant, vested immediately and expires in September 2012. We expensed $1,703 in the quarter ending September 30, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In September 2007, we issued an option to purchase 5,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $837 on the date of grant, vests through December 2007 and expires in September 2012. We expensed $837 in the quarter ending September 30, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007, we issued 200,000 shares of our common stock valued at $26,000 as payment to four consultants for services rendered. We expensed $26,000 in 2007 related to this transaction. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $1,208 on the date of grant, vests through October 2009 and expires in November 2012. We expensed $100 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 37,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $4,125 on the date of grant, vested immediately and expires in December 2012. We expensed $4,125 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to an employee. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to an employee. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. In February 2008, as a result of the transaction described below, the exercise price of the 100,000 options was reduced to $0.0333334.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to an employee. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to an employee. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to an employee. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

During the fourth quarter ended December 31, 2007 we issued an option to purchase 100,000 shares of our common stock at an exercise price of $0.17 per share to a director. The option had a market value of $15,240 on the date of grant, vested immediately and expires in December 2012. We expensed $15,240 in the quarter ending December 31, 2007 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In December 2007, 8,601,400 previously issued common stock options to certain employees with exercise prices ranging from $0.39 to $6.00 were reduced to $0.34. In February 2008, as a result of the transaction described below, the exercise price 1,200,000 options were reduced $0.0333334.

In January 2008, we issued 170,000 shares of common stock, warrants for 130,000 shares of our common stock at an exercise price of $0.17 per share, warrants for 40,000 shares of our common stock at an exercise price of $1.00 per share for $85,000 in connection with a private placement of our securities. The relative fair value of the stock and warrants in these transactions were $70,223 and $14,777, respectively. As part of the $85,000 consideration, 510,000 previously issued warrants with exercise prices ranging from $0.75 to $1.25 were reduced to $0.17. The expiration date for 100,000 previously issued warrants was extended to January 22, 2011. All other terms of the warrant agreements remained the same. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

In January 2008, we issued an option to purchase 60,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $7,245 on the date of grant, vests through December 2009 and expires in January 2013. We expensed $906 in the quarter ending March 31, 2008 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In January 2008, we issued an option to purchase 10,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $840 on the date of grant, vests through December 2008 and expires in January 2013. We expensed $210 in the quarter ending March 31, 2008 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In January 2008, we issued an option to purchase 5,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $465 on the date of grant, vests through December 2008 and expires in January 2013. We expensed $116 in the quarter ending March 31, 2008 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

In February 2008, we issued an option to purchase 50,000 shares of our common stock at an exercise price of $0.25 per share to an employee. The option had a market value of $3,743 on the date of grant, vested immediately and expires in February 2011. We expensed $3,743 in the quarter ending March 31, 2008 related to this option. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

On February 14, 2008, we finalized and consummated a transaction with a deemed effective date of February 1, 2008 whereby we issued 9,150,000 shares of stock for the conversion of related party debts of directors totaling $305,000. The conversion and purchase price per share was $0.0333334. The excess of the fair value of the stock over the debt converted and shares purchased totaled $518,500 and was recorded as compensation expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. This transaction did not involve a public offering. The investors were knowledgeable about our operations and financial condition. The investors were an accredited investor as defined in Regulation D and had knowledge and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

On February 14, 2008, we finalized and consummated a transaction with a deemed effective date of February 1, 2008 whereby we issued 300,000 shares of stock to two managers for $10,000. The purchase price per share was $0.0333334. The excess of the fair value of the stock over the shares purchased totaled $17,000 and was recorded as compensation expense. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

As a result of the February 14, 2008 transaction described above: (i) certain adjustment provisions in a previous convertible note agreements and warrant agreements issued in September 2005 and subsequent, were triggered and pursuant to the adjustment provisions, the exercise price of the previously issued warrants to purchase 1,534,800 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share; and, (ii) certain adjustment provisions in previous warrant agreements issued in June and July 2007, were triggered and pursuant to the adjustment provisions, the exercise price of previously issued warrants to purchase 7,500,000 shares of our common stock at $0.17 per share was reduced to $0.0333334 per share.

On February 28, 2008, we issued a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.0333334 per share that expire February 28, 2013. The fair value of the 1,000,000 warrants was $109,028 on the date of issuance. Because the warrants were granted to a related party and the exercise price on the grant date was below the market price of our stock, we expensed $109,028 in February 2008 related to this transaction. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act. Each certificate issued for unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. As condition to and as additional consideration for the related party’s agreement to lend funds to the Company, the Company granted the related party a security interest in its assets of the Company and reduced the exercise price on 2,200,000 existing warrants and options issued to the related parties, and their assigns, from the current per share exercise prices of $0.17, $0.34, $0.75 and $1.00 to $0.0333334 per share.

ITEM 16	EXHIBITS

Exhibit
Number	Description

3.1	Articles of Incorporation as amended - Incorporated by reference to Form SB-2 filed June 3, 2005.

3.2	By-laws as amended - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.1	Form of common stock - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.2	Form of convertible debenture - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.3	Form of option Agreement - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.4	Form of warrant Agreement - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.5	Form of preferred Stock Certificate - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.6	Form of convertible Debt Agreement - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.7	Designation of Series A preferred stock - Incorporated by reference to Form SB-2 filed June 3, 2005.

4.8	Form of 10% Convertible Promissory Note - Incorporated by reference to Form 8-K filed September 30, 2005.

4.9	Form of Detachable Warrant - Incorporated by reference to Form 8-K filed September 30, 2005.

4.10	Stock Option Agreement of David Draper - Incorporated by reference to Form 10-QSB for the quarter ended June 30, 2006.

4.11	Stock Option Agreement of William E. Koehler - Incorporated by reference to Form 10-QSB for the quarter ended June 30, 2006.

4.12	Stock Option Agreement of Larry Walker - Incorporated by reference to Form 10-QSB for the quarter ended June 30, 2006.

4.13	Stock Option Agreement of Gilbert Gertner - Incorporated by reference to Form 10-QSB for the quarter ended September 30, 2006.

5.1	Opinion re: legality - provided herewith.

10.1	Employment Agreement of Manfred Sternberg - Incorporated by reference to Form SB-2 filed June 3, 2005.

10.2	Employment Agreement of Charles Leibold - Incorporated by reference to Form 8-K filed June 7, 2006.

10.3	Employment Agreement of William Koehler - Incorporated by reference to Form 8-K filed September 28, 2005.

10.4	Employment Agreement of Larry Walker - Incorporated by reference to Form 8-K filed September 28, 2005.

10.5	Asset Sale and Purchase Agreement among Registrant, Trilliant Technology Group, Inc., Trilliant Corporation and William Koehler - Incorporated by reference to Form 8-K filed September 28, 2005.

10.6	Employment Agreement of Richard Yee - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.7	Employment Agreement of Stephen Sperco - Incorporated by reference to Form 8-K filed December 31, 2006.

10.8	Stock Option Agreement of Stephen Sperco - Incorporated by reference to Form 8-K filed December 31, 2006.

10.9	Designation of Series C preferred stock - Incorporated by reference to Form 8-K filed July 3, 2007.

10.10	Form of preferred stock certificates issued to SAI Corporation and Stephen Sperco - Incorporated by reference to Form 8-K filed July 3, 2007.

10.11	Form of preferred stock purchase agreement of SAI Corporation - Incorporated by reference to Form 8-K filed July 3, 2007.

10.12	Form of preferred stock purchase agreement of Stephen Sperco - Incorporated by reference to Form 8-K filed July 3, 2007.

10.13	Form of warrant agreement of SAI Corporation - Incorporated by reference to Form 8-K filed July 3, 2007.

10.14	Form of warrant agreement of Stephen Sperco - Incorporated by reference to Form 8-K filed July 3, 2007.

10.15	Form of warrant agreement of Gilbert Gertner - Incorporated by reference to Form 8-K filed July 3, 2007.

10.16	Form of common stock purchase agreement of Manfred Sternberg - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.17	Form of common stock purchase agreement of William Koehler - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.18	Form of common stock purchase agreement of Albert Koehler - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.19	Form of warrant agreement of Manfred Sternberg - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.20	Form of warrant agreement of William Koehler - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.21	Form of warrant agreement of Albert Koehler - Incorporated by reference to Form SB-2 filed August 15, 2007.

10.22	Form of common stock agreement of Stephen Sperco, Manfred Sternberg, William Koehler, Dale Geary, Larry Walker and Charles Leibold – Incorporated by reference to Form 8-K filed February 19, 2008.

10.23	Form of warrant agreement and Promissory Note and Security Agreement of SAI Corporation – Incorporated by reference to Form 8-K filed March 3, 2008.

21.1	Subsidiaries - provided herewith.

23.1	Consent of Independent Registered Public Accounting Firm-provided herewith.

23.2	Consent of Counsel (see Exhibit 5.1)

UNDERTAKINGS

a.	Rule 415 Offering.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

----- That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

2.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3.	-----

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.	-----

c.	-----

d.	-----

e.	-----

f.	-----

g.	-----

h.	Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

1.	Any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

2.
The underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and

3.	The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

i.	Include the following in a registration statement permitted by Rule 430A under the Securities Act of 1933:

The undersigned registrant hereby undertakes that:

1.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

k.	----

l.	-----

----end----

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 11, 2008.

BLUEGATE CORPORATION

(signed) ______________________
April 11, 2008  By: /s/Stephen J. Sperco
                          Stephen J. Sperco
                          CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                                Title                                                                           Date
___________________________________________________________________________________________________

(signed)______________________
By: /s/ Stephen J. Sperco                                               Director and Chief Executive Officer              April 11, 2008
Stephen J. Sperco

(signed)______________________
By: /s/ Manfred Sternberg                                             Director and Chief Strategy Officer    April 11, 2008
Manfred Sternberg

(signed)______________________
By: /s/ William Koehler                                                          Director, President and COO                           April 11, 2008
William Koehler

(signed) _____________________
By: /s/ Dale Geary                                            Director                                                              April 11, 2008
Dale Geary

(signed)______________________
By: /s/ Charles E. Leibold                                               CFO and Principal Accounting Officer         April 11, 2008
Charles E. Leibold